                                                                     EXHIBIT 2.1


                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                                    APEX INC.

                                 AEGEAN SEA INC.

                                       AND

                       CYBEX COMPUTER PRODUCTS CORPORATION

                            DATED AS OF MARCH 8, 2000

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                                TABLE OF CONTENTS

                                   (CONTINUED)

                                TABLE OF CONTENTS

                                                                                                                    PAGE
                                                                                                                    ----
ARTICLE I THE PLAN OF REORGANIZATION...................................................................................2

         1.1      The Organization of Newco, Apex Sub and Cybex Sub....................................................2
         1.2      The Apex Merger......................................................................................2
         1.3      The Cybex Merger.....................................................................................3
         1.4      Cancellation of Apex-Owned and Cybex-Owned Shares....................................................3
         1.5      Adjustments for Capital Changes......................................................................3
         1.6      Dissenting Shares....................................................................................3
         1.7      Fractional Shares....................................................................................3
         1.8      Apex Options and ESPP................................................................................5
         1.9      Cybex Options........................................................................................5
         1.10     Newco Plans..........................................................................................6
         1.11     Effective Time; Effects of the Merger................................................................6
         1.12     Exchange of Certificates.............................................................................7
         1.13     Assumption of Options................................................................................8
         1.14     The Closing..........................................................................................11
         1.15     Tax and Accounting Consequences......................................................................11
         1.16     Registration of Newco Common Stock...................................................................11
         1.17     Taking of Necessary Action; Further Action...........................................................11

ARTICLE II REPRESENTATIONS AND WARRANTIES OF CYBEX.....................................................................12

         2.1      Organization of Cybex................................................................................12
         2.2      Cybex Capital Structure..............................................................................12
         2.3      Obligations With Respect to Capital Stock............................................................13
         2.4      Authority............................................................................................13
         2.5      SEC Filings; Cybex Financial Statements..............................................................14
         2.6      Absence of Certain Changes or Events.................................................................15
         2.7      Taxes................................................................................................16
         2.8      Cybex Intellectual Property..........................................................................17
         2.9      Compliance; Permits; Restrictions....................................................................20
         2.10     Litigation...........................................................................................20
         2.11     Brokers' and Finders' Fees...........................................................................21
         2.12     Employee Benefit Plans...............................................................................21
         2.13     Absence of Liens and Encumbrances....................................................................26
         2.14     Environmental Matters................................................................................26
         2.15     Labor Matters........................................................................................28
         2.16     Agreements, Contracts and Commitments................................................................28

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                                TABLE OF CONTENTS
                                   (CONTINUED)


         2.17     Statements; Proxy Statement/Prospectus...............................................................30
         2.18     Board Approval.......................................................................................31
         2.19     State Takeover Statutes..............................................................................31
         2.20     Fairness Opinion.....................................................................................31

ARTICLE III REPRESENTATIONS AND WARRANTIES OF APEX.....................................................................31

         3.1      Organization of Apex.................................................................................32
         3.2      Apex Capital Structure...............................................................................32
         3.3      Obligations With Respect to Capital Stock............................................................33
         3.4      Authority............................................................................................33
         3.5      SEC Filings; Apex Financial Statements...............................................................34
         3.6      Absence of Certain Changes or Events.................................................................35
         3.7      Taxes................................................................................................36
         3.8      Apex Intellectual Property...........................................................................37
         3.9      Compliance; Permits; Restrictions....................................................................39
         3.10     Litigation...........................................................................................39
         3.11     Brokers' and Finders' Fees...........................................................................39
         3.12     Employee Benefit Plans...............................................................................40
         3.13     Absence of Liens and Encumbrances....................................................................44
         3.14     Environmental Matters................................................................................45
         3.15     Labor Matters........................................................................................46
         3.16     Agreements, Contracts and Commitments................................................................46
         3.17     Statements; Proxy Statement/Prospectus...............................................................48
         3.18     Board Approval.......................................................................................49
         3.19     State Takeover Statutes..............................................................................49
         3.20     Fairness Opinion.....................................................................................49

ARTICLE IV CONDUCT PRIOR TO THE EFFECTIVE TIME.........................................................................49

         4.1      Conduct of Business..................................................................................49

ARTICLE V ADDITIONAL AGREEMENTS........................................................................................52

         5.1      Proxy Statement/Prospectus; Registration Statement; Other Filings....................................52
         5.2      Meetings of Shareholders.............................................................................53
         5.3      Access to Information; Confidentiality...............................................................55
         5.4      No Solicitation......................................................................................56
         5.5      Public Disclosure....................................................................................59
         5.6      Legal Requirements...................................................................................60
         5.7      Third Party Consents.................................................................................60
         5.8      FIRPTA...............................................................................................60
         5.9      Notification of Certain Matters......................................................................60
         5.10     Commercially Reasonable Efforts and Further Assurances...............................................60

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                                TABLE OF CONTENTS
                                   (CONTINUED)


         5.11     Form S-8.............................................................................................61
         5.12     Indemnification......................................................................................61
         5.13     Tax-Free Reorganization..............................................................................62
         5.14     NASDAQ Listing.......................................................................................62
         5.15     Cybex Affiliate Agreement............................................................................62
         5.16     Apex Affiliate Agreement.............................................................................63
         5.17     Regulatory Filings; Reasonable Efforts...............................................................63
         5.18     Termination of 401(k) Plans..........................................................................63
         5.19     Board of Directors of Newco After the Effective Time.................................................63
         5.20     Headquarters; Officers of Apex After the Effective Time..............................................64

ARTICLE VI CONDITIONS TO THE MERGER....................................................................................65

         6.1      Conditions to Obligations of Each Party to Effect the Merger.........................................65
         6.2      Additional Conditions to Obligations of Cybex........................................................65
         6.3      Additional Conditions to the Obligations of Apex.....................................................66

ARTICLE VII TERMINATION, AMENDMENT AND WAIVER..........................................................................67

         7.1      Termination..........................................................................................67
         7.2      Notice of Termination; Effect of Termination.........................................................69
         7.3      Fees and Expenses....................................................................................69
         7.4      Amendment............................................................................................71
         7.5      Extension; Waiver....................................................................................71

ARTICLE VIII GENERAL PROVISIONS........................................................................................72

         8.1      Non-Survival of Representations and Warranties.......................................................72
         8.2      Notices..............................................................................................72
         8.3      Interpretation; Knowledge............................................................................73
         8.4      Counterparts.........................................................................................74
         8.5      Entire Agreement.....................................................................................74
         8.6      Severability.........................................................................................74
         8.7      Other Remedies; Specific Performance.................................................................74
         8.8      Governing Law........................................................................................75
         8.9      Rules of Construction................................................................................75
         8.10     Assignment...........................................................................................75
         8.11     WAIVER OF JURY TRIAL.................................................................................75

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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                INDEX OF EXHIBITS
                                -----------------

Exhibit A                  Apex Voting Agreement

Exhibit B                  Cybex Voting Agreement

Exhibit C                  Cybex Affiliate Agreement

Exhibit D                  Apex Affiliate Agreement

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                      AGREEMENT AND PLAN OF REORGANIZATION

         This AGREEMENT AND PLAN OF REORGANIZATION (the "AGREEMENT") is made and entered into as of March 8, 2000 among Apex Inc., a Washington corporation ("APEX"), Aegean Sea Inc., a Delaware corporation ("NEWCO"), and Cybex Computer Products Corporation, an Alabama corporation ("CYBEX").

                                    RECITALS

         A. The parties intend that, subject to the terms and conditions of this Agreement, Apex and Cybex will each become a subsidiary of a new Delaware corporation referred to herein as Newco which has been formed by Apex solely for the purpose of the transactions contemplated hereunder (the "MERGER"). To effect the Merger, (i) Newco will form two new corporations, a Washington corporation ("APEX SUB") and an Alabama corporation ("CYBEX SUB"), as whollyowned subsidiaries of Newco, (ii) Apex Sub will merge with and into Apex, with Apex to be the surviving corporation of such merger (the "APEX MERGER"), and (iii) Cybex Sub will merge with and into Cybex, with Cybex to be the surviving corporation of such merger (the "CYBEX MERGER"), all pursuant to the terms and conditions of this Agreement, the Plans of Merger prepared in accordance with Washington Law (as defined below) and Alabama Law (as defined below), respectively (the "PLANS OF MERGER"), and the applicable provisions of the Washington Business Corporation Act ("WASHINGTON LAW") and the Alabama Business Corporation Act ("ALABAMA LAW"). Upon the effectiveness of the Merger, all of the outstanding shares of capital stock of Apex and all of the outstanding shares of capital stock of Cybex will be converted into shares of Common Stock of Newco, $0.001 par value per share (the "NEWCO COMMON STOCK"). Newco will assume all outstanding options, warrants and rights to purchase shares of Common Stock of both Apex and Cybex, as provided in this Agreement and the Plans of Merger. The Newco Common Stock issued in the Merger will be registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), pursuant to a Newco registration statement.

         B. The Board of Directors of Apex (i) has determined that the Apex Merger is consistent with and in furtherance of the long-term business strategy of Apex and fair to and in the best interests of, Apex and its shareholders, (ii) has approved this Agreement, the Apex Merger and the other transactions contemplated by this Agreement and (iii) has determined to recommend the approval of this Agreement and the Apex Merger by the shareholders of Apex.

         C. The Board of Directors of Cybex (i) has determined that the Cybex Merger is consistent with and in furtherance of the long-term business strategy of Cybex and fair to and in the best interests of, Cybex and its shareholders, (ii) has approved this Agreement, the Cybex Merger and the other transactions contemplated by this Agreement and (iii) has determined to recommend the approval of this Agreement and the Cybex Merger by the shareholders of Cybex.

         D. Concurrently with the execution of this Agreement, and as a condition and inducement to Apex's and Cybex's willingness to enter into this Agreement, certain affiliates of Apex shall enter into a Voting Agreement in substantially the form attached hereto as Exhibit A (the "APEX VOTING AGREEMENTS"), and certain affiliates of Cybex shall enter into a Voting Agreement in substantially the form attached hereto as Exhibit B (the "CYBEX VOTING AGREEMENTS" and, collectively with the Apex Voting Agreements, the "VOTING AGREEMENTS").

         E. Apex and Cybex desire to make certain representations and warranties and other agreements in connection with the Merger.

         F. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "CODE").

         G. It is also intended by the parties hereto that the Merger shall be accounted for using the purchase method of accounting.

         NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows: 1

                                   ARTICLE I
                           THE PLAN OF REORGANIZATION

         1.1 The Organization of Newco, Apex Sub and Cybex Sub. Apex has formed Newco under the laws of the State of Delaware for the purposes of the transactions contemplated by this Agreement. Newco currently has no outstanding securities and will not issue any securities prior to the Effective Time (as defined in Section 1.11 below), will conduct no business or operations, will have no assets and will enter into no agreements or obligations except as required or contemplated by this Agreement or necessary to perform its obligations hereunder. As soon as practicable after the date of this Agreement, Newco shall form a wholly-owned subsidiary named Apex Sub, Inc. under Washington Law and a whollyowned subsidiary named Cybex Sub, Inc. under Alabama Law.

         1.2 The Apex Merger. Subject to the terms and conditions of this Agreement, and simultaneously with the Cybex Merger, Newco will cause Apex Sub to execute and deliver a Plan of Merger (the "APEX PLAN OF MERGER") providing for the Apex Merger, with Apex being the surviving corporation upon the effectiveness of the Apex Merger and thereby becoming a wholly-owned subsidiary of Newco, pursuant to this Agreement and the Apex Plan of Merger and in accordance with applicable provisions of Washington Law as follows:

                  (a) Conversion of Apex Shares. Except as provided in Sections 1.4, 1.6(a) and 1.7, each share of the Common Stock of Apex, no par value ("APEX COMMON STOCK"), that is issued and outstanding immediately prior to the Effective Time (as defined below) will by virtue of the Apex Merger and at the Effective Time, and without any further action on the part of Apex, Newco or any holder of Apex Common Stock, be cancelled and extinguished and automatically converted into 1.0905 shares (the "APEX APPLICABLE RATIO") of validly issued, fully paid and nonassessable Newco Common Stock.

         1.3 The Cybex Merger. Subject to the terms and conditions of this Agreement, and simultaneously with the Apex Merger, Newco will cause Cybex Sub to execute and deliver a Plan of Merger (the "CYBEX PLAN OF MERGER") providing for the Cybex Merger, with Cybex being the surviving corporation upon the effectiveness of the Cybex Merger and thereby becoming a wholly-owned subsidiary of Newco, pursuant to this Agreement and the Cybex Plan of Merger and in accordance with applicable provisions of Alabama Law as follows:


                  (a) Conversion of Cybex Shares. Except as provided in Sections 1.4, 1.6(b) and 1.7, each share of Common Stock of Cybex, $0.001 par value per share ("CYBEX COMMON STOCK"), that is issued and outstanding immediately prior to the Effective Time (as defined below) will by virtue of the Cybex Merger and at the Effective Time, and without any further action on the part of Cybex, Newco or any holder of Cybex Common Stock, be cancelled and extinguished and automatically converted into 1.0000 share of validly issued, fully paid and nonassessable Newco Common Stock (the "CYBEX APPLICABLE RATIO" and collectively with the Apex Applicable Ratio, the "APPLICABLE RATIOS").

         1.4 Cancellation of Apex-Owned and Cybex-Owned Shares. Each share of Cybex Common Stock which is, immediately prior to the Effective Time, held in the treasury of Cybex, held by Apex or Newco or held by any direct or indirect whollyowned subsidiary of Newco, Apex or Cybex and each share of Apex Common Stock which is, immediately prior to the Effective Time, held in the treasury of Apex, held by Cybex or Newco or held by any direct or indirect whollyowned subsidiary of Newco, Cybex or Apex shall be canceled and extinguished without any conversion thereof.

         1.5 Adjustments for Capital Changes. If, prior to the Effective Time, either Apex or Cybex recapitalizes through a subdivision of its outstanding shares into a greater number of shares, or a combination of its outstanding shares into a lesser number of shares, or reorganizes, reclassifies or otherwise changes its outstanding shares into the same or a different number of shares of other classes, or declares a dividend on its outstanding shares payable in shares of its capital stock or securities convertible into shares of its capital stock, then the Applicable Ratios will be adjusted appropriately so as to maintain the relative proportionate interests of the holders of Apex Common Stock and the holders of the Cybex Common Stock in Newco securities.

         1.6      Dissenting Shares.

                  (a)      Apex Shareholders' Dissenters' Rights.

                           (i)      Notwithstanding any provision of this
Agreement to the contrary, any shares of Apex Common Stock held by a holder who has exercised and perfected dissenters' rights for such shares in accordance with Washington Law and who, as of the Effective Time of the Merger, has not effectively withdrawn or lost such dissenters' rights ("APEX DISSENTING SHARES"), shall not be converted into or represent a right to receive Newco Common Stock, but the holder thereof shall only be entitled to such rights as are granted by Washington Law.

                           (ii)     Notwithstanding the provisions of subsection
(a), if any holder of Apex Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) his or her dissenters' rights, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive Newco Common Stock, without interest thereon, upon surrender of the certificate representing such shares.

                           (iii)    Apex shall give Cybex (A) prompt notice of
any written demand for payment received by Apex pursuant to the applicable provisions of Washington Law and (B) the opportunity to participate in all negotiations and proceedings with respect to such demands. Apex shall not, except with the prior written consent of Cybex, voluntarily make any payment with respect to any such demands or offer to settle or settle any such demands.

                           (iv)     Apex Dissenting Shares, if any, after
payments of fair value in respect thereto have been made to dissenting shareholders of Apex pursuant to Washington Law, shall be canceled.

                  (b)      Cybex Shareholders' Dissenters' Rights.

                           (i)      Notwithstanding any provision of this
Agreement to the contrary, any shares of Cybex Common Stock held by a holder who has exercised and perfected dissenters' rights for such shares in accordance with Alabama Law and who, as of the Effective Time of the Merger, has not effectively withdrawn or lost such dissenters' rights ("CYBEX DISSENTING SHARES"), shall not be converted into or represent a right to receive Newco Common Stock, but the holder thereof shall only be entitled to such rights as are granted by Alabama Law.

                           (ii)     Notwithstanding the provisions of subsection
(a), if any holder of Cybex Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) his or her dissenters' rights, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive Newco Common Stock, without interest thereon, upon surrender of the certificate representing such shares.

                           (iii)    Cybex shall give Apex (A) prompt notice of
any written demand for payment received by Cybex pursuant to the applicable provisions of Alabama Law and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. Cybex shall not, except with the prior written consent of Apex, voluntarily make any payment with respect to any such demands or offer to settle or settle any such demands.

                           (iv)     Cybex Dissenting Shares, if any, after
payments of fair value in respect thereto have been made to dissenting shareholders of Cybex pursuant to Alabama Law, shall be canceled.

        1.7 Fractional Shares. No fractional shares of Newco Common Stock will be issued in connection with the Merger, but in lieu thereof each holder of Apex Common Stock and of Cybex Common Stock who would otherwise be entitled to receive a fraction of a share of Newco Common Stock will receive from the Exchange Agent (as hereinafter defined), at such time as such holder shall receive a certificate representing shares of Newco Common Stock as contemplated by Section 1.12, an amount of cash (rounded up to the nearest whole cent) (a) in the case of Apex Common Stock, equal to the per share market value of Apex Common Stock (based on the average of the last sale prices of Apex Common Stock as quoted on the Nasdaq Stock Market ("NASDAQ") during the five day trading period ending on the day prior to Closing Date (as defined in Section 1.14) as reported in the Wall Street Journal) (the "APEX AVERAGE PRICE") multiplied by the fraction of a share of Newco Common Stock to which such holder would otherwise be entitled, divided by the Apex Applicable Ratio and (b) in the case of Cybex Common Stock, equal to the per share market value of Cybex Common Stock (based on the average of the last sale prices of Cybex Common Stock as quoted on NASDAQ during the five day trading period ending on the day prior to the Closing Date as reported in the Wall Street Journal) (the "CYBEX AVERAGE Price") multiplied by the fraction of a share of Newco Common Stock to which such holder would otherwise be entitled, divided by the Cybex Applicable Ratio. The fractional interests of each Apex shareholder and of each Cybex shareholder will be aggregated such that no Apex shareholder or Cybex shareholder will receive cash in an amount equal to or greater than the value of one full share of Newco Common Stock. Newco shall provide sufficient funds to the Exchange Agent to make the payments contemplated by this Section 1.7.

         1.8      Apex Options and ESPP.

                  (a) Assumption and Conversion of Apex Options. At the Effective Time, each of the then outstanding options to purchase shares of Apex Common Stock (collectively, the "APEX OPTIONS") (consisting of all outstanding options granted under the Apex Employee Stock Plan (the "APEX STOCK OPTION PLAN") (collectively, and with the Apex Stock Purchase Plan referred to in
Section 1.8(b) below, the "APEX PLANS"), and any individual non-Plan options) will by virtue of the Merger, and without any further action on the part of any holder thereof, be assumed and converted into an option to purchase that number of shares of Newco Common Stock determined by multiplying the number of shares of Apex Common Stock subject to such Apex Option at the Effective Time by the Apex Applicable Ratio, at an exercise price per share of Newco Common Stock equal to the exercise price per share of such Apex Option immediately prior to the Effective Time divided by the Apex Applicable Ratio, rounded up to the nearest cent. If the foregoing calculation results in an assumed Apex Option being exercisable for a fraction of a share of Newco Common Stock, then the number of shares of Newco Common Stock subject to such option will be rounded down to the nearest whole number of shares, with no cash being payable for such fractional share. The term, exerciseability, vesting schedule, status as an "incentive stock option" under Section 422 of the Code, if applicable, and all other terms and conditions of the Apex Options will be unchanged and all references in any option or warrant agreement governing such option to Apex shall be deemed to refer to Newco, where appropriate.


                  (b) Apex Stock Purchase Plan. Upon the Effective Time, the Newco shall assume the Apex Employee Stock Purchase Plan (the "APEX STOCK PURCHASE PLAN") and each outstanding option held by Apex Employees (as defined in Section 3.12) who are then participating in the Apex Stock Purchase Plan (the "APEX STOCK PURCHASE PLAN OPTIONS"). Each Apex Stock Purchase Plan Option so assumed by Newco shall continue to have, and be subject to the same terms and conditions set forth in the Apex Stock Purchase Plan, except that the fair market value per share of Apex Common Stock at the beginning of each offering period in effect as of the Effective Time shall be equal to the fair market value per share of the Apex Common Stock at the beginning of each such offering period divided by the Apex Applicable Ratio, rounded up to the nearest whole cent. Apex and Newco shall take all action that may be necessary (under the Apex Stock Purchase Plan and otherwise) to effectuate the provisions of this Section 1.8(b) and to ensure that, from and after the Effective Time, holders of Apex Stock Purchase Plan Options and employees of Apex participating in the Apex Stock Purchase Plan after the Effective Time have no rights with respect to the Apex Stock Purchase Plan that are inconsistent with this Section 1.8(b).

         1.9      Cybex Options.

                  (a) Assumption and Conversion of Cybex Options. At the Effective Time, each of the then outstanding options to purchase Cybex Common Stock (collectively, the "CYBEX OPTIONS") (consisting of all outstanding options granted under Cybex's 1995 Employee Stock Option Plan, 1998 Employee Stock Incentive Plan and 1995 Outside Director's Stock Option Plan (collectively the "CYBEX PLANS"), and any individual non-Plan options) will by virtue of the Merger, and without any further action on the part of any holder thereof, be assumed and converted into an option to purchase that number of shares of Newco Common Stock determined by multiplying the number of shares of Cybex Common Stock subject to such Cybex Option at the Effective Time by the Cybex Applicable Ratio, at an exercise price per share of Newco Common Stock equal to the exercise price per share of such Cybex Option immediately prior to the Effective Time divided by the Cybex Applicable Ratio rounded up to the nearest cent. If the foregoing calculation results in an assumed Cybex Option being exercisable for a fraction of a share of Newco Common Stock, then the number of shares of Newco Common Stock subject to such option will be rounded down to the nearest whole number of shares, with no cash being payable for such fractional share. The term, exerciseability, vesting schedule, status as an "incentive stock option" under Section 422 of the Code, if applicable, and all other terms and conditions of the Cybex Options will otherwise be unchanged.

         1.10 Newco Plans. Newco shall assume, effective as of the Effective Time, the Apex Stock Option Plan, the Apex Stock Purchase Plan, the Cybex 1995 Employee Stock Option Plan, the Cybex Employee Stock Incentive Plan and the Cybex 1995 Outside Director's Stock Option Plan and shall have reserved 3,472,878, 311,070, 1,398,062, 1,675,050, and 129,095
shares, respectively, for issuance thereunder (collectively, the "NEWCO PLANS"). Newco shall also reserve a sufficient number of shares of Newco Common Stock for issuance pursuant to the assumption of the Stock Rights (as defined in Section
5.11 below) provided for in Sections 1.8 and 1.9 above.

         1.11 Effective Time; Effects of the Merger. For purposes of this Agreement, the "EFFECTIVE TIME" shall mean the effective time and date that the Apex Plan of Merger and the Cybex Plan of Merger have been filed with the Secretary of State of the State of Washington and the Secretary of State of the State of Alabama in accordance with the relevant provisions of Washington Law and Alabama Law, respectively. At the Effective Time:

                  (a) the separate existence of Apex Sub will cease and Apex Sub will be merged with and into Apex, with Apex being the surviving corporation of the Apex Merger (the "APEX SURVIVING CORPORATION"), pursuant to the terms of this Agreement and the Apex Plan of Merger;

                  (b) the separate existence of Cybex Sub will cease and Cybex Sub will be merged with and into Cybex, with Cybex being the surviving corporation of the Cybex Merger (the "CYBEX SURVIVING CORPORATION"), pursuant to the terms of this Agreement and the Cybex Plan of Merger;

                  (c) the Articles of Incorporation of Apex Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Apex Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation;

                  (d) the Bylaws of Apex Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Apex Surviving Corporation until thereafter amended;

                  (e) the Articles of Incorporation of Cybex Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Cybex Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation;


                  (f) the Bylaws of Cybex Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Cybex Surviving Corporation until thereafter amended;


                  (g) the directors and officers of Apex Sub immediately prior to the Effective Time will be the directors and officers of the Apex Surviving Corporation, until their respective successors are duly elected or appointed and qualified;

                  (h) the directors and officers of Cybex Sub immediately prior to the Effective Time will be the directors and officers of the Cybex Surviving Corporation, until their respective successors are duly elected or appointed and qualified;

                  (i) each share of the Common Stock of Apex Sub outstanding immediately prior to the Effective Time will be converted into one share of Common Stock of the Apex Surviving

Corporation and each stock certificate of Apex Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of Apex Surviving Corporation;

                  (j) each share of the Common Stock of Cybex Sub outstanding immediately prior to the Effective Time will be converted into one share of Common Stock of the Cybex Surviving Corporation and each stock certificate of Cybex Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of Cybex Surviving Corporation;


                  (k) each share of Apex Common Stock, Cybex Common Stock, and each Stock Right outstanding immediately prior to the Effective Time will be converted or cancelled as provided in Sections 1.2, 1.3, 1.4, 1.8 and 1.9;

                  (l) the Apex Plans and the Cybex Plans shall be assumed by Newco;

                  (m) the Apex Merger will, from and after the Effective Time, have all of the effects provided by applicable law, including, without limitation, Washington Law, including, without limiting the generality of the foregoing, and subject thereto, that at the Effective Time all the property, rights, privileges, powers and franchises of Apex and Apex Sub shall vest in the Apex Surviving Corporation, and all debts, liabilities and duties of Apex and Apex Sub shall become the debts, liabilities and duties of the Apex Surviving Corporation; and

                  (n) the Cybex Merger will, from and after the Effective Time, have all of the effects provided by applicable law, including, without limitation, Alabama Law, including, without limiting the generality of the foregoing, and subject thereto, that at the Effective Time all the property, rights, privileges, powers and franchises of Cybex and Cybex Sub shall vest in the Cybex Surviving Corporation, and all debts, liabilities and duties of Cybex and Cybex Sub shall become the debts, liabilities and duties of the Cybex Surviving Corporation.

         1.12     Exchange of Certificates.

                  (a) Exchange Agent. ChaseMellon Shareholder Services LLC shall act as exchange agent (the "EXCHANGE AGENT") in the Merger. Promptly after the Effective Time, Newco shall deposit with the Exchange Agent, for the benefit of the holders of shares of Apex Common Stock and Cybex Common Stock, for exchange in accordance with this Agreement and the Plans of Merger, certificates representing the shares of Newco Common Stock (such shares of Newco Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "EXCHANGE Fund") issuable pursuant to this Agreement and the Plans of Merger, and cash in an amount sufficient for payment in lieu of fractional shares pursuant to Section 1.7, in exchange for outstanding shares of Apex Common Stock and Cybex Common Stock.


                  (b) Exchange Procedures. As soon as practicable after the Effective Time, Newco shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented issued and outstanding shares of Cybex

Common Stock or Apex Common Stock (including persons who purchase Apex Common Stock prior to the Effective Time upon exercise of Apex Options or Apex Stock Purchase Plan Options in accordance with Section 1.8 or who purchase Cybex Common Stock prior to the Effective Time upon exercise of Cybex Options in accordance with Section 1.9) which shall be converted into Newco Common Stock pursuant to Sections 1.2 or 1.3 (collectively, the "CERTIFICATES"), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Apex and Cybex may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing Newco Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Newco Common Stock and cash in lieu of fractional shares which such holder has the right to receive pursuant to the provisions of this Agreement and the Plans of Merger, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of Apex Common Stock or Cybex Common Stock which is not registered on the transfer records of Apex or Cybex, respectively, a certificate representing the proper number of shares of Newco Common Stock may be issued to a transferee if (i) the Certificate representing such Apex Common Stock or Cybex Common Stock is presented to the Exchange Agent, properly endorsed and accompanied by all documents required to evidence and effect such transfer and (ii) the persons requesting such exchange have paid to Newco or any agent designated by it any transfer or other taxes required by reason of such transfer or the Certificate representing such Apex Common Stock or Cybex Common Stock transferred is accompanied by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this
Section 1.12 and the Plans of Merger, each Certificate shall be deemed, on and after the Effective Time, to evidence the ownership of the number of full shares of Newco Common Stock into which such shares of Apex Common Stock or Cybex Common Stock, as the case may be, shall have been so converted and the right to receive an amount in lieu of any fractional shares of Newco Common Stock as contemplated by Section 1.7, the Plans of Merger and the Washington Law or Alabama Law, as applicable.

                  (c) Distributions with Respect to Unsurrendered Certificates. No dividends or other distributions declared or made after the Effective Time with respect to Newco Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Newco Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 1.7 and the Plans of Merger, until the holder of record of such Certificate shall surrender such Certificate as provided in Section 1.12(b). Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Newco Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Newco Common Stock to which such holder is entitled pursuant to Section 1.7 and the Plans of Merger and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Newco Common Stock, and
(ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Newco Common Stock.

                  (d) No Further Ownership Rights in Cybex Common Stock and Apex Common Stock. All shares of Newco Common Stock issued upon the surrender for exchange of shares of Apex Common Stock and Cybex Common Stock in accordance with the terms of this Agreement, and the Plans of Merger (including any cash paid pursuant to Section 1.7 and Section 1.12(c)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Apex Common Stock and Cybex Common Stock. After the Effective Time there shall be no further registration of transfers on the stock transfer books of (i) the Apex Surviving Corporation of the shares of Apex Common Stock, or (ii) the Cybex Surviving Corporation of the shares of Cybex Common Stock, in each case which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Apex Surviving Corporation or the Cybex Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I and the Plans of Merger.

                  (e) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the shareholders of Apex or Cybex six months after the Effective Time shall be delivered to Newco, upon demand, and any former shareholders of Apex or Cybex who have not theretofore complied with this Section 1.12 and the Plans of Merger shall thereafter look only to Newco for payment of their claim for Newco Common Stock, any cash in lieu of fractional shares of Newco Common Stock and any dividends or distributions with respect to Newco Common Stock.

                  (f) No Liability. Neither the Exchange Agent, Newco, Apex nor Cybex shall be liable to any holder of shares of Apex Common Stock, Cybex Common Stock or Newco Common Stock, as the case may be, for any amount delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  (g) Lost, Stolen or Destroyed Certificates. In the event that any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Newco Common Stock, cash for fractional shares, if any, as may be required pursuant to Section 1.7 and any dividends or distributions payable pursuant to
Section 1.12(c); provided, however, that Newco may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Newco or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

         1.13 Assumption of Options. Promptly after the Effective Time, Newco shall (a) notify in writing each holder of a Stock Right (as defined in Section 5.11) of the assumption of such Stock Right by Newco, the number of shares of Newco Common Stock that are then subject to such Stock Right and the exercise price or purchase price of such Stock Right, as determined pursuant to Sections 1.8 and 1.9 hereof, and (b) pursuant to Section 5.11 file the Form S8 (as defined in Section 5.8) to register the Stock Rights.

         1.14 The Closing. The closing of the Merger (the "CLOSING") shall occur at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, at 5300 Carillon Point, Kirkland, Washington, at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Article VI, or at such other time, date and location as the parties hereto agree in writing (the "CLOSING DATE").

         1.15     Tax and Accounting Consequences.

                  (a) The parties intend to adopt this Agreement and the Merger as a tax-free plan of reorganization under Section 368(a)(1)(A) of the Code by virtue of the provisions of Section 368(a)(2)(E) of the Code. The Newco Common Stock issued in the Merger will be issued solely in exchange for the Apex Common Stock and the Cybex Common Stock, and no other transaction other than the Merger represents, provides for or is intended to be an adjustment to the consideration paid for either the Apex Common Stock or the Cybex Common Stock. No consideration that could constitute "other property" within the meaning of
Section 356(b) of the Code is being transferred by Newco for either the Apex Common Stock or the Cybex Common Stock in the Merger. The parties shall not take a position on any tax return inconsistent with this Section 1.15. In addition, Newco hereby represents, and will represent as of the Closing Date, that it intends to continue both Apex's and Cybex's historic businesses or use a significant portion of Apex's and Cybex's business assets in a trade or business.



                  (b) The parties also intend that the Merger shall be accounted for using the purchase method of accounting.

         1.16 Registration of Newco Common Stock. The Newco Common Stock to be issued in the Merger shall be registered under the Securities Act on a registration statement on Form S-4 (the "REGISTRATION STATEMENT") filed with the Securities and Exchange Commission (the "SEC").

         1.17 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Apex Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Apex and the Apex Sub, the officers and directors of Apex and the Apex Sub will take all such lawful and necessary action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Cybex Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Cybex and the Cybex Sub, the officers and directors of Cybex and the Cybex Sub will take all such lawful and necessary action.

                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF CYBEX

                  Cybex represents and warrants to Apex, subject to the exceptions specifically disclosed in writing in the disclosure letter supplied by Cybex to Apex (the "CYBEX SCHEDULES"), that the statements in this Article II are true. The Cybex Schedules shall be arranged in sections and paragraphs corresponding to the numbered sections and paragraphs (and subparagraphs) contained in this Article II, and the disclosure in any paragraph shall qualify only the corresponding Section or paragraph in this Article II or other sections to which it is clearly apparent (from a plain reading of the disclosure or by cross reference) that such disclosure relates.

         2.1      Organization of Cybex.

                  (a) Cybex and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; has the corporate power and authority to own, lease and operate its assets and property and to carry on its business as now being conducted and as proposed to be conducted; and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect (as defined in Section 8.3) on Cybex.

                  (b) 1.1.2 Cybex has delivered to Apex a true and complete list of all of Cybex's subsidiaries, indicating the jurisdiction of incorporation of each subsidiary and Cybex's equity interest therein. All outstanding shares of capital stock or other equity interests of the subsidiaries of Cybex are owned by Cybex or a direct or indirect wholly-owned subsidiary of Cybex, free and clear of all liens, pledges, charges, encumbrances, security interests, claims and options of any nature (collectively, "LIENS").

                  (c) Cybex has delivered or made available to Apex a true and correct copy of the Articles of Incorporation and Bylaws of Cybex and similar governing instruments of each of its material subsidiaries, each as amended to date, and each such instrument is in full force and effect. Neither Cybex nor any of its subsidiaries is in violation of any of the provisions of its Articles of Incorporation or Bylaws or equivalent governing instruments.

         2.2 Cybex Capital Structure. The authorized capital stock of Cybex consists of 50,000,000 shares of Common Stock, par value $0.001 per share, of which there were 19,294,982 shares issued and outstanding as of March 6, 2000, and 5,000,000 shares of Preferred Stock, par value $0.001 per share, of which no shares are issued or outstanding. All outstanding shares of Cybex Common Stock are duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of Cybex or any agreement or document to which Cybex is a party or by which it is bound. As of March 6, 2000,

Cybex had reserved an aggregate of 3,202,207 shares of Cybex Common Stock, net of exercises, for issuance to employees, consultants and non-employee directors pursuant to the Cybex Plans, under which options are outstanding to purchase an aggregate of 2,183,533 shares and under which 1,018,674 shares are available for grant as of March 6, 2000. All shares of Cybex Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable. Section 2.2 of the Cybex Schedules list each outstanding option to acquire shares of Cybex Common Stock at February 25, 2000, the name of the holder of such option, the number of shares subject to such option, the exercise price of such option, the number of shares as to which such option will have vested at such date, the vesting schedule for such option and whether the exerciseability of such option will be accelerated in any way by the transactions contemplated by this Agreement or for any other reason, and indicate the extent of acceleration, if any.

         2.3 Obligations With Respect to Capital Stock. Except as set forth in Section 2.2, there are no equity securities, partnership interests or similar ownership interests of any class of Cybex capital stock, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests issued, reserved for issuance or outstanding. Except for securities Cybex owns, directly or indirectly through one or more subsidiaries, there are no equity securities, partnership interests or similar ownership interests of any class of any subsidiary of Cybex, or any security exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests issued, reserved for issuance or outstanding. Except as set forth in Section 2.2, there are no options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Cybex or any of its subsidiaries is a party or by which it is bound obligating Cybex or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition, of any shares of capital stock of Cybex or any of its subsidiaries or obligating Cybex or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, partnership interest or similar ownership interest, call, right, commitment or agreement. There are no registration rights and, to the knowledge of Cybex, there are (except for the Cybex Voting Agreements) no voting trusts, proxies or other agreements or understandings with respect to any equity security of any class of Cybex or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its subsidiaries. Cybex has no outstanding stock appreciation rights, phantom stock or similar rights.

         2.4      Authority.

                  (a) Cybex has all requisite corporate power and authority to enter into this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Cybex, subject only to the approval and adoption of this Agreement and the approval of the Cybex

Merger by Cybex's shareholders and the filing and recordation of the Cybex Plan of Merger pursuant to Alabama Law. A vote of the holders of at least two-thirds (2/3) of the outstanding shares of the Cybex Common Stock is required for Cybex's shareholders to approve and adopt this Agreement and approve the Cybex Merger. This Agreement has been duly executed and delivered by Cybex and, assuming the due authorization, execution and delivery by Apex and Newco, constitutes the valid and binding obligation of Cybex, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. The execution and delivery of this Agreement by Cybex does not, and the performance of this Agreement by Cybex will not (i) conflict with or violate the Articles of Incorporation or Bylaws of Cybex or the equivalent organizational documents of any of its subsidiaries,
(ii) subject to obtaining the approval and adoption of this Agreement and the approval of the Cybex Merger by Cybex's shareholders as contemplated in Section
5.2 and compliance with the requirements set forth in Section 2.4(b) below, conflict with or violate any law, rule, regulation, order, judgment, injunction or decree applicable to Cybex or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Cybex's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Cybex or any of its subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, authorization, consent, approval, franchise or other instrument or obligation to which Cybex or any of its subsidiaries is a party or by which Cybex or any of its subsidiaries or its or any of their respective properties are bound or affected, authorization, consent, approval, except to the extent such conflict, violation, breach, default, impairment or other effect could not, in the case of clause (ii) or
(iii), individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Cybex.


                  (b) No consent, approval, order or authorization of, or registration, declaration or filing with any federal, state or local government or any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign ("GOVERNMENTAL ENTITY") is required by or with respect to Cybex in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Registration Statement, (ii) the filing of the Cybex Plan of Merger with the Secretary of State of Alabama, (iii) the filing of the Proxy Statement (as defined in Section 2.17) with the SEC in accordance with the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT") and the laws of any foreign country and (v) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not be material to Cybex or Apex or have a material adverse effect on the ability of the parties to consummate the Merger.

         2.5      SEC Filings; Cybex Financial Statements.

                  (a) Cybex has filed all forms, reports and documents required to be filed with the SEC since January 1, 1998, and has made available to Apex such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that Cybex may file subsequent to the date hereof) are referred to herein as the "CYBEX SEC REPORTS." As of their respective dates, the Cybex SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Cybex SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Cybex's subsidiaries is required to file any forms, reports or other documents with the SEC.

                  (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Cybex SEC Reports (the "CYBEX FINANCIALS"), including any Cybex SEC Reports filed after the date hereof until the Closing, (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (iii) fairly presented the consolidated financial position of Cybex and its subsidiaries at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring yearend adjustments which were not, or are not expected to be, material in amount. The balance sheet of Cybex contained in the Cybex SEC Reports as of December 31, 1999 is hereinafter referred to as the "CYBEX BALANCE SHEET." Except as disclosed in the Cybex Financials, neither Cybex nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of Cybex and its subsidiaries taken as a whole, except liabilities (i) provided for in the Cybex Balance Sheet, or (ii) incurred since the date of the Cybex Balance Sheet in the ordinary course of business consistent with past practices.

                  (c) Cybex has heretofore furnished to Apex a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Cybex with the SEC pursuant to the Securities Act or the Exchange Act.

         2.6 Absence of Certain Changes or Events. Since the date of the Cybex Balance Sheet, the business of Cybex and its subsidiaries has been carried on only in the ordinary and usual course. Since the date of the Cybex Balance
Sheet: (i) there has not been any Material Adverse Effect on

Cybex and no event has occurred and no fact or set of circumstances has arisen which has resulted in or could reasonably be expected to result in a Material Adverse Effect on Cybex, (ii) there has not been any material change by Cybex in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, (iii) there has not been any revaluation by Cybex of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable other than in the ordinary course of business, (iv) no material customer or supplier of Cybex or its subsidiaries has threatened to alter materially and adversely its relationship with Cybex or its subsidiaries, and (v) there has not been any agreement by Cybex or any of its subsidiaries to waive or release of any material right or claim (including without limitation to any write off or other compromise of any material account receivable) outside of the ordinary course of business consistent with past practice.

         2.7      Taxes.

                  (a) Definition of Taxes. For the purposes of this Agreement, "TAX" or "TAXES" refers to any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities relating to taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.


                  (b)      Tax Returns and Audits.

                           (i)      Cybex and each of its subsidiaries have
timely filed all federal, state, local and foreign returns, estimates, information statements and reports ("RETURNS") relating to Taxes required to be filed by Cybex and each of its subsidiaries with any Tax authority, except such Returns which are not material to Cybex. Cybex and each of its subsidiaries have paid all Taxes shown to be due on such Returns.

                           (ii)     Cybex and each of its subsidiaries as of the
Effective Time will have withheld with respect to its employees all federal and state income taxes, Taxes pursuant to the Federal Insurance Contribution Act, Taxes pursuant to the Federal Unemployment Tax Act and other Taxes required to be withheld, except such Taxes which are not material to Cybex.

                           (iii)    Neither Cybex nor any of its subsidiaries
has been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against Cybex or any of its subsidiaries, nor has Cybex or any of its subsidiaries executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                           (iv)     No audit or other examination of any Return
of Cybex or any of its subsidiaries by any Tax authority is presently in progress, nor has Cybex or any of its subsidiaries been notified of any request for such an audit or other examination.

                           (v)      No adjustment relating to any Returns filed
by Cybex or any of its subsidiaries has been proposed in writing formally or informally by any Tax authority to Cybex or any of its subsidiaries or any representative thereof.

                           (vi)     Neither Cybex nor any of its subsidiaries
has any liability for any material unpaid Taxes which has not been accrued for or reserved on the Cybex Balance Sheet in accordance with GAAP, whether asserted or unasserted, contingent or otherwise, which is material to Cybex, other than any liability for unpaid Taxes that may have accrued since the date of the Cybex Balance Sheet in connection with the operation of the business of Cybex and its subsidiaries in the ordinary course.

                           (vii)    There is no contract, agreement, plan or
arrangement to which Cybex or any of its subsidiaries is a party as of the date of this Agreement, including but not limited to the provisions of this Agreement, covering any employee or former employee of Cybex or any of its subsidiaries that, individually or collectively, would reasonably be expected to give rise to the payment of any amount as a result of the Merger that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code. There is no contract, agreement, plan or arrangement to which Cybex is a party or by which it is bound to compensate any individual for excise taxes paid pursuant to
Section 4999 of the Code.

                           (viii)   Neither Cybex nor any of its subsidiaries
has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by Cybex or any of its subsidiaries.


                           (ix)     Neither Cybex nor any of its subsidiaries is
party to or has any obligation under any tax-sharing, tax indemnity or tax allocation agreement or arrangement.

                           (x)      None of Cybex's or its subsidiaries' assets
are tax exempt use property within the meaning of Section 168(h) of the Code.

                           (xi)     Neither Cybex nor any of its subsidiaries
was a "distributing corporation" or a "controlling corporation" in a distribution of stock to which Section 355 of the Code applied and that occurred within two years before the date of this Agreement or as part of a plan or series of transactions that includes the Merger.

         2.8 Cybex Intellectual Property. For the purposes of this Agreement, the following terms have the following definitions:

         "INTELLECTUAL PROPERTY" shall mean any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefor throughout the world; (v) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world; (vi) all databases and data collections and all rights therein throughout the world;
(vii) all moral and economic rights of authors and inventors, however denominated, throughout the world, and (viii) any similar or equivalent rights to any of the foregoing anywhere in the world.

         "CYBEX INTELLECTUAL PROPERTY" shall mean any Intellectual Property that is owned by, or exclusively licensed to, Cybex or any of its subsidiaries.

         "REGISTERED INTELLECTUAL PROPERTY" means all United States, international and foreign: (i) patents and patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (iii) registered copyrights and applications for copyright registration; and (iv) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any state, government or other public legal authority.

         "CYBEX REGISTERED INTELLECTUAL PROPERTY" means all of the Registered Intellectual Property owned by, or filed in the name of, Cybex or any of its subsidiaries.



                  (a) Section 2.8(a) of the Cybex Schedules is a complete and accurate list of all Cybex Registered Intellectual Property and specifies, where applicable, the jurisdictions in which each such item of Cybex Registered Intellectual Property has been issued or registered.

                  (b) No Cybex Intellectual Property or product or service of Cybex or any of its subsidiaries is subject to any proceeding or outstanding decree, order, judgment, contract, license, agreement, or stipulation restricting in any manner the use, transfer, or licensing thereof by Cybex or any of its subsidiaries, or which may affect the validity, use or enforceability of such Cybex Intellectual Property.

                  (c) Cybex owns and has good and exclusive title to, or has license (sufficient for the conduct of its business as currently conducted and as proposed to be conducted), each material item of Cybex Intellectual Property or other Intellectual Property used by Cybex free and clear of any lien or encumbrance (excluding licenses and related restrictions); and Cybex is the exclusive owner of all trademarks and trade names used in connection with the operation or conduct of the business of Cybex and its subsidiaries, including the sale of any products or the provision of any services by Cybex and its subsidiaries.


                  (d) Cybex owns exclusively, and has good title to, all copyrighted works that are Cybex products or which Cybex or any of its subsidiaries otherwise expressly purports to own.

                  (e) To the extent that any material Intellectual Property has been developed or created by a third party for Cybex or any of its subsidiaries, Cybex has a written agreement with such third party with respect thereto and Cybex thereby either (i) has obtained ownership of, and is the exclusive owner of, or (ii) has obtained a license (sufficient for the conduct of its business as currently conducted and as proposed to be conducted) to all such third party's Intellectual Property in such work, material or invention by operation of law or by valid assignment, to the fullest extent it is legally possible to do so.

                  (f) Neither Cybex nor any of its subsidiaries has transferred ownership of, or granted any exclusive license with respect to, any Intellectual Property that is or was material Cybex Intellectual Property, to any third party.

                  (g) To the knowledge of Cybex, the operation of the business of Cybex and its subsidiaries as such business currently is conducted, including Cybex's and its subsidiaries' design, development, manufacture, marketing and sale of the products or services of Cybex and its subsidiaries (including products currently under development) has not, does not and will not infringe or misappropriate the Intellectual Property of any third party or, to its knowledge, constitute unfair competition or trade practices under the laws of any jurisdiction.

                  (h) Neither Cybex nor any of its subsidiaries has received notice from any third party that the operation of the business of Cybex or any of its subsidiaries or any act, product or service of Cybex or any of its subsidiaries, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction.

                  (i) To the knowledge of Cybex, no person has or is infringing or misappropriating any Cybex Intellectual Property.

                  (j) Cybex and each of its subsidiaries has taken reasonable steps to protect Cybex's and its subsidiaries' rights in Cybex's confidential information and trade secrets that it wishes to protect and any trade secrets or confidential information of third parties provided to Cybex or any of its subsidiaries, and, without limiting the foregoing, each of Cybex and its subsidiaries has and enforces a policy requiring each employee and contractor to execute a proprietary information/confidentiality agreement substantially in the form provided to Apex and all current and former employees and contractors of Cybex and any of its subsidiaries have executed such an agreement, except where the failure to do so is not reasonably expected to be material to Cybex.

                  (k) All of Cybex's and its subsidiaries' products (including products currently under development) (i) will record, store, process, calculate and present calendar dates falling on and after (and if applicable, spans of time including) January 1, 2000, and will calculate any information dependent on or relating to such dates in the same manner, and with the same functionality, data integrity and performance, as the products record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate any information dependent on or relating to such dates (collectively, "YEAR 2000 COMPLIANT") and (ii) will lose no functionality with respect to the introduction of records containing dates falling on or after January 1, 2000. All of Cybex's or its subsidiaries' Cybex Information Technology (as defined below) is Year 2000 Compliant, and will not cause an interruption in the ongoing operations of Cybex's or any of its subsidiaries' business on or after January 1, 2000. For purposes of the foregoing, the term "CYBEX INFORMATION TECHNOLOGY" shall mean and include all software, hardware, firmware, telecommunications systems, network systems, embedded systems and other systems, components and/or services (other than general utility services including gas, electric, telephone and postal) that are owned or used by Cybex or any of its subsidiaries in the conduct of their business, or purchased by Cybex or any of its subsidiaries from third-party suppliers.

         2.9      Compliance; Permits; Restrictions.

                  (a) Neither Cybex nor any of its subsidiaries is, in any material respect, in conflict with, or in default or violation of (i) any law, rule, regulation, order, judgment or decree applicable to Cybex or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (ii) any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Cybex or any of its subsidiaries is a party or by which Cybex or any of its subsidiaries or its or any of their respective properties is bound or affected. To the knowledge of Cybex, no investigation or review by any Governmental Entity is pending or threatened against Cybex or its subsidiaries, nor has any Governmental Entity indicated an intention to conduct the same. There is no material agreement, judgment, injunction, order or decree binding upon Cybex or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Cybex or any of its subsidiaries, any acquisition of material property by Cybex or any of its subsidiaries or the conduct of business by Cybex as currently conducted.


                  (b) Cybex and its subsidiaries have in effect all authorizations, certificates, filings, franchises, notices, rights, permits, licenses, variances, exemptions, orders and approvals from Governmental Entities which are material to the operation of the business of Cybex including all authorizations under Environmental Laws (as defined in Section 2.14) (collectively, the "CYBEX PERMITS"). Cybex and its subsidiaries are in compliance in all material respects with the terms of the Cybex Permits.

         2.10 Litigation. As of the date of this Agreement, there is no action, suit, proceeding, claim, arbitration or investigation pending, or as to which Cybex or any of its subsidiaries has received any notice of assertion nor, to Cybex's knowledge, is there a threatened action, suit, proceeding, claim, arbitration or investigation against Cybex or any of its subsidiaries which reasonably would be likely to be material to Cybex, or which in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

         2.11 Brokers' and Finders' Fees. Except for fees payable to SG Cowen Securities Corporation pursuant to an engagement letter dated February 21, 2000, a copy of which has been provided to Apex, Cybex has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

         2.12     Employee Benefit Plans.

                  (a) Definitions. With the exception of the definition of "Cybex Affiliate" set forth in Section 2.12(a)(i) below (which definition shall apply only to this Section 2.12), for purposes of this Agreement, the following terms shall have the meanings set forth below:

                           (i)      "CYBEX AFFILIATE" shall mean any other
person or entity under common control with the Cybex within the meaning of
Section 414 (b), (c), (m) or (o) of the Code and the regulations issued thereunder;

                           (ii)     "CODE" shall mean the Internal Revenue Code
of 1986, as amended;

                           (iii)    "CYBEX EMPLOYEE PLAN" shall mean any plan,
program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by Cybex or any Cybex Affiliate for the benefit of any Cybex Employee, or with respect to which Cybex or any Cybex Affiliate has or may have any liability or obligation;

                           (iv)     "COBRA" shall mean the Consolidated Omnibus
Budget Reconciliation Act of 1985, as amended;

                           (v)      "DOL" shall mean the Department of Labor;


                           (vi)     "CYBEX EMPLOYEE" shall mean any current or
former employee, consultant or director of Cybex or any Cybex Affiliate;

                           (vii)    "CYBEX EMPLOYMENT AGREEMENT" shall mean each
management, employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or other agreement, contract or understanding between Cybex or any Cybex Affiliate and any Cybex Employee;

                           (viii)   "ERISA" shall mean the Employee Retirement
Income Security Act of 1974, as amended;

                           (ix)     "FMLA" shall mean the Family Medical Leave
Act of 1993, as amended;

                           (x)      "CYBEX INTERNATIONAL EMPLOYEE PLAN" shall
mean each Cybex Employee Plan that has been adopted or maintained by Cybex or any Cybex Affiliate, whether informally or formally, or with respect to which the Company or any Cybex Affiliate will or may have any liability, for the benefit of Cybex Employees who perform services outside the United States;

                           (xi)     "IRS" shall mean the Internal Revenue
Service;

                           (xii)    "CYBEX MULTIEMPLOYER PLAN" shall mean any
"Cybex Pension Plan" (as defined below) which is a "multiemployer plan," as defined in Section 3(37) of ERISA;

                           (xiii)   "PBGC" shall mean the Pension Benefit
Guaranty Corporation; and

                           (xiv)    "CYBEX PENSION PLAN" shall mean each Cybex
Employee Plan which is an "employee pension benefit plan," within the meaning of
Section 3(2) of ERISA.


                  (b)      Schedule. Section 2.12(b) of the Cybex
Schedules contains an accurate and complete list of each Cybex Employee Plan, Cybex International Employee Plan, and each Cybex Employment Agreement. Cybex does not have any plan or commitment to establish any new Cybex Employee Plan, Cybex International Employee Plan, or Cybex Employment Agreement, to modify any Cybex Employee Plan or Cybex Employment Agreement (except to the extent required by law or to conform any such Cybex Employee Plan or Cybex Employment Agreement to the requirements of any applicable law, in each case as previously disclosed to Apex in writing, or as required by this Agreement), or to adopt or enter into any Cybex Employee Plan, Cybex International Employee Plan, or Cybex Employment Agreement.

                  (c) Documents. Cybex has provided to Apex: (i) correct and complete copies of all documents embodying each Cybex Employee Plan, Cybex International Employee Plan, and each Cybex Employment Agreement including (without limitation) all amendments thereto and all related trust documents, administrative service agreements, group annuity contracts, group insurance contracts, and policies pertaining to fiduciary liability insurance covering the fiduciaries for each Plan; (ii) the most recent annual actuarial valuations, if any, prepared for each Cybex Employee Plan; (iii) the two (2) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Cybex Employee Plan; (iv) if the Cybex Employee Plan is funded, the most recent annual and periodic accounting of Cybex Employee Plan assets; (v) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Cybex Employee Plan; (vi) all IRS determination, opinion, notification and advisory letters, and all applications and correspondence to or from the IRS or the DOL with respect to any such application or letter; (vii) all communications material to any Cybex Employee or Cybex Employees relating to any Cybex Employee Plan and any proposed Cybex Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to Cybex; (viii) all correspondence to or from any governmental agency relating to any Cybex Employee Plan; (ix) all COBRA forms and related notices (or such forms and notices as required under comparable law); (x) the three (3) most recent plan years discrimination tests for each Cybex Employee Plan, if applicable; and (xi) all registration statements, annual reports (Form 11K and all attachments thereto) and prospectuses prepared in connection with each Cybex Employee Plan.


                  (d)      Employee Plan Compliance. Except as set forth on
Section 2.12(d) of the Cybex Schedules, (i) Cybex has performed in all material respects all obligations required to be performed by it under, is not in default or violation of, and has no knowledge of any default or violation by any other party to each Cybex Employee Plan, and each Cybex Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) each Cybex Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has either received a favorable determination, opinion, notification or advisory letter from the IRS with respect to each such Cybex Employee Plan as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to the qualified status of each such Cybex Employee Plan; (iii) no "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 4975 of the Code or Section 408 of ERISA (or any administrative class exemption issued thereunder), has occurred with respect to any Cybex Employee Plan; (iv) there are no actions, suits or claims pending, or, to the knowledge of Cybex, threatened or reasonably anticipated (other than routine claims for benefits) against any Cybex Employee Plan or against the assets of any Cybex Employee Plan; (v) each Cybex Employee Plan (other than any stock option plan) can be amended, terminated or otherwise discontinued after the Effective Time, without material liability to the Apex, Cybex or any of its Cybex Affiliates (other than ordinary administration expenses); (vi) there are no audits, inquiries or proceedings pending or, to the knowledge of Cybex or any Cybex Affiliates, threatened by the IRS or DOL with respect to any Cybex Employee Plan; and (vii) neither Cybex nor any Cybex Affiliate is subject to any penalty or tax with respect to any Cybex Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code.


                  (e) Pension Plan. Neither Cybex nor any Cybex Affiliate has previously or currently maintains, sponsors, participates in or contributes to a Pension Plan which is subject to

Title IV of ERISA or Section 412 of the Code. As of the Effective Time: (i) no legal or administrative action has been taken by the PBGC to terminate or to appoint a trustee to administer the Pension Plan; (ii) no liability to the PBGC under Title IV of ERISA has been incurred by Cybex or an Cybex Affiliate that has not been satisfied in full; (iii) each Pension Plan was fully-funded on a termination basis; (iv) each Pension Plan has been maintained in compliance with the minimum funding standards of ERISA and the Code where applicable and has not incurred any "accumulated funding deficiency," as defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived; and (v) no Pension Plan has a reportable event within the meaning of Section 4043 of ERISA and the regulations thereunder; and (vi) no Pension Plan has incurred any event described in Section 4041 (other than the standard termination contemplated herein), 4062 or 4063 of ERISA.

                  (f) Collectively Bargained, Multiemployer and Multiple Employer Plans. At no time has Cybex or any Cybex Affiliate contributed to or been obligated to contribute to any Cybex Multiemployer Plan. Neither Cybex, nor any Cybex Affiliate has at any time ever maintained, established, sponsored, participated in, or contributed to any multiple employer plan, or to any plan described in Section 413 of the Code.

                  (g) No Post-Employment Obligations. Except as set forth in Section 2.12(g) of the Cybex Schedules, no Cybex Employee Plan provides, or reflects or represents any liability to provide retiree health benefits to any person for any reason, except as may be required by COBRA or other applicable statute, and Cybex has never represented, promised or contracted (whether in oral or written form) to any Cybex Employee (either individually or to Cybex Employees as a group) or any other person that such Cybex Employee(s) or other person would be provided with retiree health, except to the extent required by statute.

                  (h) Health Care Compliance. Neither Cybex nor any Cybex Affiliate has, prior to the Effective Time and in any material respect, violated any of the health care continuation requirements of COBRA, the requirements of FMLA, the requirements of the Health Insurance Portability and Accountability Act of 1996, the requirements of the Women's Health and Cancer Rights Act of 1998, the requirements of the Newborns' and Mothers' Health Protection Act of 1996, or any amendment to each such act, or any similar provisions of state law applicable to Cybex Employees.

                  (i)      Effect of Transaction.

                           (i)      Except as set forth on Section 2.12(i)(i) of
the Cybex Schedules, the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Cybex Employee Plan, Cybex Employment Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Cybex Employee.

                           (ii)     Except as set forth on Section 2.12(i)(ii)
of the Cybex Schedules, no payment or benefit which will or may be made by Cybex or its Cybex Affiliates with respect to any Cybex Employee will be characterized as a "parachute payment," within the meaning of Section 280G(b)(2) of the Code.

                  (j) Employment Matters. Cybex: (i) is in compliance in all respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Cybex Employees, except as would not have a Material Adverse Effect on Cybex;
(ii) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Cybex Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Cybex Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending, threatened or reasonably anticipated claims or actions against Cybex under any worker's compensation policy or long-term disability policy.

                  (k) Labor. No work stoppage or labor strike against Cybex is pending, threatened or reasonably anticipated. Cybex does not know of any activities or proceedings of any labor union to organize any Cybex Employees. Except as set forth in Section 2.12(k) of the Cybex Schedules, there are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of Cybex, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Cybex Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in any material liability to Cybex. Neither Cybex nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act. Except as set forth in Section 2.12(k) of the Cybex Schedules, Cybex is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Cybex Employees and no collective bargaining agreement is being negotiated by Cybex.

                  (l) Cybex International Employee Plan. Each Cybex International Employee Plan has been established, maintained and administered in compliance with its terms and conditions and with the requirements prescribed by any and all statutory or regulatory laws that are applicable to such Cybex International Employee Plan, except as would not have a Material Adverse Effect on Cybex. Furthermore, no Cybex International Employee Plan has unfunded liabilities, that as of the Effective Time, will not be offset by insurance or fully accrued. Except as required by law, no condition exists that would prevent Cybex or Apex from terminating or amending any Cybex International Employee Plan at any time for any reason without liability to Cybex or its Cybex Affiliates (other than ordinary administration expenses or routine claims for benefits).

         2.13 Absence of Liens and Encumbrances. Cybex and each of its subsidiaries has good and marketable title to, or valid leasehold interests in, all its material properties and assets except for such as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business and except for defects in title, easements, restrictive covenants and similar encumbrances that individually or in the aggregate would not materially interfere with the ability of Cybex or any of its subsidiaries to conduct its business as currently conducted. All such material assets and properties, other than assets and properties in which Cybex or any of its subsidiaries has a leasehold interest, are free and clear of all Liens except for Liens that (A) are created, arise or exist under or in connection with any of the contracts or other matters referred to in the Cybex Schedules or in the Cybex SEC Reports or the exhibits thereto, (B) relate to any taxes or other governmental charges or levies that are not yet due and payable, (C) relate to, or are created, arise or exist in connection with, any legal proceeding that is being contested in good faith, or (D) individually or in the aggregate would not materially interfere with the ability of Cybex and each of its subsidiaries to conduct their business as currently conducted and would not materially and adversely impact the transferability, financeability, ownership, leasing, use, development or occupancy of any such properties or assets ("CYBEX PERMITTED LIENS"). To the knowledge of Cybex, there are no natural or artificial conditions upon any real property owned by Cybex ("CYBEX OWNED REAL PROPERTY"), or any other facts or conditions which could, in the aggregate, have a material and adverse impact on the transferability, financeability, ownership, leasing, use, development, occupancy or operation of any such Cybex Owned Real Property. There are no parties in possession of any portion of any Cybex Owned Real Property, whether as tenants, trespassers or otherwise, except Cybex. There are no pending, or, to the knowledge of Cybex, threatened assessments, improvements or activities of any public or quasi-public body either planned, in the process of construction or completed which may give rise to any assessment against any Cybex Owned Real Property. Cybex and each of its subsidiaries has complied in all material respects with and is not in default under the terms of all material leases to which it is a party, and all such leases are in full force and effect. To the knowledge of Cybex, no party to any material lease is in default of such lease and there exists no event or circumstance with respect to such lease which with the giving of notice or the passage of time, or both, would constitute a default by any party to such lease.

         2.14     Environmental Matters.

                  (a) The term "HAZARDOUS MATERIAL" means any material or substance that is prohibited or regulated by any Environmental Law or that has been designated by any Governmental Entity to be radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment. The term "CYBEX BUSINESS FACILITY" means any property including the land, the improvements thereon, the groundwater thereunder and the surface water thereon, that is or at any time has been owned, operated, occupied, controlled or leased by Cybex or any of its subsidiaries in connection with the operation of its business. The term "DISPOSAL SITE" means a landfill, disposal agent, waste hauler or recycler of Hazardous Materials. The term "ENVIRONMENTAL LAWS" means all applicable laws, rules, regulations, orders, treaties, statutes, and codes promulgated by any Governmental Entity which prohibit, regulate or control any Hazardous Material or any Hazardous

Material Activity, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, the Federal Water Pollution Control Act, the Clean Air Act, the Hazardous Materials Transportation Act, the Clean Water Act, comparable laws, rules, regulations, orders, treaties, statutes, and codes of other Governmental Entities, the regulations promulgated pursuant to any of the foregoing, and all amendments and modifications of any of the foregoing, all as amended to date. The term "HAZARDOUS MATERIALS ACTIVITY" means the transportation, transfer, recycling, storage, use, treatment, manufacture, removal, remediation, release, exposure of others to, sale, or distribution of any Hazardous Material or any product containing a Hazardous Material. The term "CYBEX ENVIRONMENTAL PERMIT" means any approval, permit, license, clearance, registration or consent required to be obtained from any private person or any Governmental Entity with respect to a Hazardous Materials Activity which is or was conducted by Cybex or any of its subsidiaries.

                  (b) Except in compliance with Environmental Laws and in a manner that could not reasonably be expected to subject Cybex or any of its subsidiaries to material liability, no Hazardous Materials are present on any Cybex Business Facility.

                  (c) Cybex and each of its subsidiaries have conducted all Hazardous Material Activities in compliance in all material respects with all applicable Environmental Laws. To the knowledge of Cybex the Hazardous Materials Activities of Cybex and each of its subsidiaries have not resulted in the exposure of any person to a Hazardous Material in a manner which has caused or could reasonably be expected to cause an adverse health effect to said person.

                  (d) Section 2.14(d) of the Cybex Schedules accurately describes all of the Cybex Environmental Permits currently held by Cybex and each of its subsidiaries. Such Cybex Environmental Permits are all of the Cybex Environmental Permits necessary for the continued conduct of any Hazardous Material Activity of Cybex and each of its subsidiaries as such activities are currently being conducted, except for those permits the absence of which could not reasonably be expected to result in a Material Adverse Effect on Cybex. All such Cybex Environmental Permits are valid and in full force and effect. Cybex and its subsidiaries have complied in all material respects with all covenants and conditions of any Cybex Environmental Permit which is or has been in force with respect to its Hazardous Materials Activities. To the knowledge of Cybex, no circumstance exists which could cause any Cybex Environmental Permit to be revoked, modified, or rendered non-renewable upon payment of the permit fee.

                  (e) No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the knowledge of Cybex, threatened, concerning or relating to any Cybex Environmental Permit or any Hazardous Materials Activity of Cybex or any of its subsidiaries, or to any Cybex Business Facility currently owned, operated, occupied, controlled or leased by Cybex or any of its subsidiaries, or to the knowledge of Cybex, pending or threatened with respect to any other Cybex Business Facility.

                  (f) To the knowledge of Cybex, Cybex and each of its subsidiaries have transferred or released Hazardous Materials only to those Disposal Sites described on Section 2.14(f) of the Cybex Schedules; and no action, proceeding, liability or claim exists or is threatened against any Disposal Site or against Cybex or any of its subsidiaries with respect to any transfer or release of Hazardous Materials to a Disposal Site which could reasonably be expected to subject Cybex or any of its subsidiaries to liability.

                  (g) Cybex is not aware of any fact or circumstance which could result in any environmental liability which could reasonably be expected to result in a Material Adverse Effect on Cybex.

                  (h) Cybex has delivered to Apex or made available for inspection by Apex and its agents and employees all records in Cybex's possession concerning the Hazardous Materials Activities of Cybex and each of its subsidiaries and all environmental audits and environmental assessments of any Cybex Business Facility conducted at the request of, or otherwise in the possession of, Cybex or any of its subsidiaries. Cybex has complied with all environmental disclosure obligations imposed by applicable law upon Cybex and any of its subsidiaries with respect to the Merger.

         2.15 Labor Matters. (i) There are no disputes or claims pending or, to the knowledge of each of Cybex and its respective subsidiaries, threatened, between Cybex or any of its subsidiaries and any of their respective employees;
(ii) as of the date of this Agreement, neither Cybex nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Cybex or its subsidiaries nor does Cybex or its subsidiaries know of any activities or proceedings of any labor union to organize any such employees; and (iii) as of the date of this Agreement, neither Cybex nor any of its subsidiaries has any knowledge of any strikes, slowdowns, work stoppages or lockouts, or threats thereof, by or with respect to any employees of Cybex or any of its subsidiaries.

         2.16 Agreements, Contracts and Commitments. Neither Cybex nor any of its subsidiaries is a party to or is bound by:

                  (a) any employment or consulting agreement, contract or commitment with any officer or director or higher level employee or member of Cybex's Board of Directors, other than those that are terminable by Cybex or any of its subsidiaries on no more than thirty (30) days' notice without liability or financial obligation to Cybex;

                  (b) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

                  (c) any agreement of indemnification or any guaranty other than any agreement of indemnification entered into in connection with the sale or license of computer or communications hardware products in the ordinary course of business;

                  (d) any agreement, contract or commitment containing any covenant limiting in any respect the right of Cybex or any of its subsidiaries to engage in any line of business, conduct business in any geographical area or to compete with any person or granting any exclusive distribution rights;

                  (e) any agreement, contract or commitment currently in force relating to the disposition or acquisition by Cybex or any of its subsidiaries after the date of this Agreement of a material amount of assets not in the ordinary course of business or pursuant to which Cybex has any material ownership interest in any corporation, partnership, joint venture or other business enterprise other than Cybex's subsidiaries;

                  (f) any dealer, distributor, joint marketing or development agreement currently in force under which Cybex or any of its subsidiaries have continuing material obligations to jointly market any product, technology or service and which may not be canceled without penalty upon notice of ninety (90) days or less, or any material agreement pursuant to which Cybex or any of its subsidiaries have continuing material obligations to jointly develop any intellectual property that will not be owned, in whole or in part, by Cybex or any of its subsidiaries and which may not be canceled without penalty upon notice of ninety (90) days or less;

                  (g) any agreement, contract or commitment currently in force to provide source code to any third party for any product or technology that is material to Cybex and its subsidiaries taken as a whole;

                  (h) any agreement, contract or commitment currently in force to license any third party to manufacture or reproduce any Cybex product, service or technology or any agreement, contract or commitment currently in force to sell or distribute any Cybex products, service or technology except agreements with distributors or sales representative in the normal course of business cancelable without penalty upon notice of ninety (90) days or less and substantially in the form previously provided to Apex;

                  (i) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

                  (j) any settlement agreement entered into within five (5) years prior to the date of this Agreement; or

                  (k) any other agreement, contract or commitment that has a value of $1,000,000 or more individually.

         Neither Cybex nor any of its subsidiaries, nor to Cybex's knowledge any other party to a Cybex Contract (as defined below), is (or with nothing more than notice and/or the passage of time will be) in breach, violation or default under, and neither Cybex nor any of its subsidiaries has received written notice that it has breached, violated or defaulted under, any of the material terms or conditions of any of the agreements, contracts or commitments to which Cybex or any of its subsidiaries is a party or by which it is bound that are required to be disclosed in the Cybex Schedules (any such agreement, contract or commitment, a "CYBEX CONTRACT") in such a manner as would permit any other party to cancel or terminate any such Cybex Contract, or would permit any other party to seek material damages or other remedies (for any or all of such breaches, violations or defaults, in the aggregate). Each Cybex Contract is in full force and effect, and is a legal, valid and binding obligation of Cybex or a subsidiary of Cybex and, to the knowledge of Cybex, each of the other parties thereto, enforceable in accordance with its terms, except (a) that the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (b) as would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect on Cybex.

         2.17 Statements; Proxy Statement/Prospectus. None of the information supplied or to be supplied by Cybex for inclusion or incorporation by reference in (i) the Registration Statement (as defined in Section 1.16) will at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading and (ii) the proxy statement/prospectus to be sent to the shareholders of Cybex and shareholders of Apex in connection with the meeting of Cybex's shareholders to consider the approval and adoption of this Agreement and the approval of the Cybex Merger (the "CYBEX SHAREHOLDERS' MEETING") and in connection with the meeting of Apex's shareholders to consider the approval and adoption of this Agreement and the approval of the Apex Merger (the "APEX SHAREHOLDERS' MEETING") (such proxy statement/prospectus as amended or supplemented is referred to herein as the "PROXY STATEMENT") shall not, on the date the Proxy Statement is first mailed to Cybex's shareholders and Apex's shareholders, at the time of the Cybex Shareholders' Meeting or the Apex Shareholders' Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Cybex Shareholders' Meeting or the Apex Shareholders' Meeting which has become false or misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. If at any time prior to the Effective Time, any event relating to Cybex or any of its affiliates, officers or directors should be discovered by Cybex which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Cybex shall promptly inform Apex. Notwithstanding the foregoing, Cybex makes no representation or warranty with respect to any information supplied by Apex or Newco which is contained in any of the foregoing documents.

         2.18 Board Approval. The Board of Directors of Cybex has, as of the date of this Agreement, determined (i) that the Cybex Merger is fair to, advisable and in the best interests of Cybex and its shareholders, and (ii) to recommend that the shareholders of Cybex approve and adopt this Agreement and approve the Cybex Merger.

         2.19 State Takeover Statutes. No state takeover statute or similar statute or regulation applies to or purports to apply to the Merger, this Agreement, the Cybex Voting Agreement or the transactions contemplated hereby and thereby. Cybex has not at any time prior to the date of this Agreement Beneficially Owned (as defined below), either alone or together with its Related Parties (as defined below), ten percent or more of the outstanding voting shares of Apex. A "RELATED PARTY" of a person shall mean (for purposes of this Section
2.19 only), any of the following: (i) another person who directly or indirectly controls, or is controlled by, or is under common control with, such person,
(ii) a domestic or foreign corporation or organization of which a person is an officer, director, member, or partner or in which a person performs a similar function; (iii) a direct or indirect beneficial owner of ten percent or more of any class of equity securities of a person; (iv) a trust or estate in which a person has a beneficial interest or as to which a person serves as trustee or in a similar fiduciary capacity; and (v) the spouse or a parent or sibling of a person or a child, grandchild, sibling, parent, or spouse of any thereof, of a person or an individual having the same home as a person. "BENEFICIAL OWNERSHIP," when used with respect to any shares, means (for purposes of this Section 2.19 only) ownership by a person: (x) who, directly or indirectly; individually or with or through any of its Related Parties, has (A) the right to acquire the shares, whether the right is exercisable immediately or only after the passage of time, pursuant to any agreement, arrangement, or understanding, whether or not in writing, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise or (B) the right to vote the shares pursuant to any agreement, arrangement, or understanding, whether or not in writing; or (y) who has any agreement, arrangement, or understanding, whether or not in writing, for the purpose of acquiring, holding, voting or disposing of the shares with any other person who Beneficially Owns, or whose Related Parties Beneficially Own, directly or indirectly, the shares.

         2.20 Fairness Opinion. Cybex has received a written opinion from SG Cowen Securities Corporation, dated as of the date hereof, to the effect that as of the date hereof, the Cybex Applicable Ratio is fair to Cybex's shareholders (other than Apex and its affiliates) from a financial point of view and has delivered to Apex a copy of such opinion.

                                  ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF APEX

         Apex represents and warrants to Cybex, subject to the exceptions specifically disclosed in the disclosure letter supplied by Apex to Cybex (the "APEX SCHEDULES"), that the statements in this Article III are true. The Apex Schedules shall be arranged in sections and paragraphs corresponding to the numbered sections and paragraphs (and subparagraphs) contained in this
Article III, and the disclosure in any paragraph shall qualify only the corresponding Section or paragraph in this Article III or other sections to which it is clearly apparent (from a plain reading of the disclosure or by cross reference) that such disclosure relates.

         3.1      Organization of Apex.

                  (a) Apex and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; has the corporate power and authority to own, lease and operate its assets and property and to carry on its business as now being conducted and as proposed to be conducted; and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect (as defined in Section 8.3) on Apex.

                  (b) Apex has delivered to Cybex a true and complete list of all of Apex's subsidiaries, indicating the jurisdiction of incorporation of each subsidiary and Apex's equity interest therein. All outstanding shares of capital stock or other equity interests of the subsidiaries of Apex are owned by Apex or a direct or indirect wholly-owned subsidiary of Apex, free and clear of all Liens.

                  (c) Apex has delivered or made available to Cybex a true and correct copy of the Articles of Incorporation and Bylaws of Apex and similar governing instruments of each of its material subsidiaries, each as amended to date, and each such instrument is in full force and effect. Neither Apex nor any of its subsidiaries is in violation of any of the provisions of its Articles of Incorporation or Bylaws or equivalent governing instruments.

         3.2 Apex Capital Structure. The authorized capital stock of Apex consists of 100,000,000 shares of Common Stock, no par value, of which 21,208,588 shares were issued and outstanding as of March 1, 2000 and 1,000,000 shares of Preferred Stock, no par value, of which no shares are issued or outstanding. The authorized capital stock of Newco consists of 200,000,000 shares of Common Stock, par value $0.001 per share, none of which, as of immediately prior to the Effective Time, are issued and outstanding and 5,000,000 shares of Preferred Stock, par value $0.001 per share, none of which, as of immediately prior to the Effective Time, are issued and outstanding. All outstanding shares of Apex Common Stock are duly authorized, validly issued, fully paid and non-assessable and are not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of Apex or any agreement or document to which Apex is a party or by which it is bound. As of March 1, 2000, Apex had reserved an aggregate of 3,472,878 shares of Apex Common Stock, net of exercises, for issuance to employees and non-employee directors pursuant to the Apex Stock Option Plan, under which options are outstanding to purchase 2,956,908 shares and under which 525,970 shares were available for grant as of March 1, 2000. All shares of Apex Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable. Section 3.2 of the Apex Schedules list each outstanding option to acquire shares of Apex Common Stock at March 1, 2000, the name of the holder of such option, the number of shares subject to such option, the exercise price of such option, the number of shares as to which such option will have vested at such date, the vesting schedule for such option and whether the exerciseability of such option will be accelerated in any way by the transactions contemplated by this Agreement or for any other reason, and indicate the extent of acceleration, if any.

         3.3 Obligations With Respect to Capital Stock. Except as set forth in Section 3.2, there are no equity securities, partnership interests or similar ownership interests of any class of Apex capital stock, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests issued, reserved for issuance or outstanding. Except for securities Apex owns, directly or indirectly through one or more subsidiaries, there are no equity securities, partnership interests or similar ownership interests of any class of any subsidiary of Apex, or any security exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests issued, reserved for issuance or outstanding. Except as set forth in Section 3.2, there are no options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Apex or any of its subsidiaries is a party or by which it is bound obligating Apex or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition, of any shares of capital stock of Apex or any of its subsidiaries or obligating Apex or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, partnership interest or similar ownership interest, call, right, commitment or agreement. There are no registration rights and, to the knowledge of Apex, there are (except for the Apex Voting Agreements) no voting trusts, proxies or other agreements or understandings with respect to any equity security of any class of Apex or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its subsidiaries. Apex has no outstanding stock appreciation rights, phantom stock or similar rights.

         3.4      Authority.

                  (a) Apex has all requisite corporate power and authority to enter into this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Apex, subject only to the approval and adoption of this Agreement and the approval of the Apex Merger by Apex's shareholders and the filing and recordation of the Apex Plan of Merger pursuant to Washington Law. A vote of the holders of at least two-thirds (2/3) of the outstanding shares of the Apex Common Stock is required for Apex's shareholders to approve and adopt this Agreement and approve the Apex Merger. This Agreement has been duly executed and delivered by Apex and, assuming the due authorization, execution and delivery by Cybex and Newco, constitutes the valid and binding obligation of Apex, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. The execution and delivery of this Agreement by Apex does not, and the performance of this Agreement by Apex will not (i) conflict with or violate the Articles of Incorporation or Bylaws of Apex or the equivalent organizational documents of any of its subsidiaries, (ii) subject to obtaining the approval and adoption of this Agreement and the approval of the Apex Merger by Apex's shareholders as contemplated in Section 5.2 and compliance with the requirements set forth in
Section 3.4(b) below, conflict with or violate any law, rule, regulation, order, judgment, injunction or decree applicable to Apex or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or
(iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Apex's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Apex or any of its subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, authorization, consent, approval, franchise or other instrument or obligation to which Apex or any of its subsidiaries is a party or by which Apex or any of its subsidiaries or its or any of their respective properties are bound or affected, except to the extent such conflict, violation, breach, default, impairment or other effect could not, in the case of clause (ii) or (iii), individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Apex.


                  (b) No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required by or with respect to Apex in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of a Registration Statement with the SEC in accordance with the Securities Act, (ii) the filing of the Apex Plan of Merger with the Secretary of State of Washington, (iii) the filing of the Proxy Statement with the SEC in accordance with the Exchange Act, (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the HSR Act and the laws of any foreign country and (v) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not be material to Apex or Cybex or have a Material Adverse Effect on the ability of the parties to consummate the Merger.

         3.5      SEC Filings; Apex Financial Statements.

                  (a) Apex has filed all forms, reports and documents required to be filed with the SEC since January 1, 1998, and has made available to Cybex such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that Apex may file subsequent to the date hereof) are referred to herein as the "APEX SEC REPORTS." As of their respective dates, the Apex SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Apex SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Apex's subsidiaries is required to file any forms, reports or other documents with the SEC.

                  (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Apex SEC Reports (the "APEX FINANCIALS"), including any Apex SEC Reports filed after the date hereof until the Closing, (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (iii) fairly presented the consolidated financial position of Apex and its subsidiaries at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring yearend adjustments which were not, or are not expected to be, material in amount. The balance sheet of Apex contained in the Apex SEC Reports as of October 1, 1999 is hereinafter referred to as the "APEX BALANCE SHEET." Except as disclosed in the Apex Financials, neither Apex nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of Apex and its subsidiaries taken as a whole, except liabilities (i) provided for in the Apex Balance Sheet, or
(ii) incurred since the date of the Apex Balance Sheet in the ordinary course of business consistent with past practices.

                  (c) Apex has heretofore furnished to Cybex a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Apex with the SEC pursuant to the Securities Act or the Exchange Act.

         3.6 Absence of Certain Changes or Events. Since the date of the Apex Balance Sheet, the business of Apex and its subsidiaries has been carried on only in the ordinary and usual course. Since the date of the Apex Balance
Sheet: (i) there has not been any Material Adverse Effect on Apex and no event has occurred and no fact or set of circumstances has arisen which has resulted in or could reasonably be expected to result in a Material Adverse Effect on Apex, (ii) there has not been any material change by Apex in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, (iii) there has not been any revaluation by Apex of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable other than in the ordinary course of business, (iv) no material customer or supplier of Apex or its subsidiaries has threatened to alter materially and adversely its relationship with Apex or its subsidiaries and (v) there has not been any agreement by Apex or any of its subsidiaries to waive or release of any material right or claim (including without limitation to any write off or other compromise of any material account receivable) outside of the ordinary course of business consistent with past practice.

         3.7      Taxes.

                  (a) Apex and each of its subsidiaries have timely filed all Returns relating to Taxes required to be filed by Apex and each of its subsidiaries with any Tax authority, except such Returns which are not material to Apex. Apex and each of its subsidiaries have paid all Taxes shown to be due on such Returns.

                  (b) Apex and each of its subsidiaries as of the Effective Time will have withheld with respect to its employees all federal and state income taxes, Taxes pursuant to the Federal Insurance Contribution Act, Taxes pursuant to the Federal Unemployment Tax Act and other Taxes required to be withheld, except such Taxes which are not material to Apex.

                  (c) Neither Apex nor any of its subsidiaries has been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against Apex or any of its subsidiaries, nor has Apex or any of its subsidiaries executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                  (d) No audit or other examination of any Return of Apex or any of its subsidiaries by any Tax authority is presently in progress, nor has Apex or any of its subsidiaries been notified of any request for such an audit or other examination

                  (e) No adjustment relating to any Returns filed by Apex or any of its subsidiaries has been proposed in writing formally or informally by any Tax authority to Apex or any of its subsidiaries or any representative thereof.

                  (f) Neither Apex nor any of its subsidiaries has any liability for any material unpaid Taxes which has not been accrued for or reserved on the Apex Balance Sheet in accordance with GAAP, whether asserted or unasserted, contingent or otherwise, which is material to Apex, other than any liability for unpaid Taxes that may have accrued since the date of the Apex Balance Sheet in connection with the operation of the business of Apex and its subsidiaries in the ordinary course.

                  (g) There is no contract, agreement, plan or arrangement to which Apex or any of its subsidiaries is a party as of the date of this Agreement, including but not limited to the provisions of this Agreement, covering any employee or former employee of Apex or any of its subsidiaries that, individually or collectively, would reasonably be expected to give rise to the payment of any amount as a result of the Merger that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code. There is no contract, agreement, plan or arrangement to which Apex is a party or by which it is bound to compensate any individual for excise taxes paid pursuant to Section 4999 of the Code.

                  (h) Neither Apex nor any of its subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by Apex or any of its subsidiaries.

                  (i) Neither Apex nor any of its subsidiaries is party to or has any obligation under any tax-sharing, tax indemnity or tax allocation agreement or arrangement.

                  (j) None of Apex's or its subsidiaries' assets are tax exempt use property within the meaning of Section 168(h) of the Code.

                  (k) Neither Apex nor any of its subsidiaries was a "distributing corporation" or a "controlled corporation" in a distribution of stock to which Section 355 of the Code applied and that occurred within two years before the date of this Agreement or as part of a plan or series of transactions that includes the Merger.

         3.8 Apex Intellectual Property. For the purposes of this Agreement, the following terms have the following definitions:

         "APEX INTELLECTUAL PROPERTY" shall mean any Intellectual Property that is owned by, or exclusively licensed to, Apex.

         "APEX REGISTERED INTELLECTUAL PROPERTY" means all of the Registered Intellectual Property owned by, or filed in the name of, Apex or any of its subsidiaries.

                  (a) Section 3.8(a) of the Apex Schedules is a complete and accurate list of all Apex Registered Intellectual Property and specifies, where applicable, the jurisdictions in which each such item of Apex Registered Intellectual Property has been issued or registered.

                  (b) No Apex Intellectual Property or product or service of Apex or any of its subsidiaries is subject to any proceeding or outstanding decree, order, judgment, contract, license, agreement, or stipulation restricting in any manner the use, transfer, or licensing thereof by Apex or any of its subsidiaries, or which may affect the validity, use or enforceability of such Apex Intellectual Property.

                  (c) Apex owns and has good and exclusive title to, or has licensed (sufficient for the conduct of its business as currently conducted and as proposed to be conducted), each material item of Apex Intellectual Property or other Intellectual Property used by Apex, free and clear of any lien or encumbrance (excluding licenses and related restrictions); and Apex is the exclusive owner of all trademarks and trade names used in connection with the operation or conduct of the business of

Apex and its subsidiaries, including the sale of any products or the provision of any services by Apex and its subsidiaries.

                  (d) Apex owns exclusively, and has good title to, all copyrighted works that are Apex products or which Apex or any of its subsidiaries otherwise expressly purports to own.

                  (e) To the extent that any material Intellectual Property has been developed or created by a third party for Apex or any of its subsidiaries, Apex has a written agreement with such third party with respect thereto and Apex thereby either (i) has obtained ownership of, and is the exclusive owner of, or (ii) has obtained a license (sufficient for the conduct of its business as currently conducted and as proposed to be conducted) to all such third party's Intellectual Property in such work, material or invention by operation of law or by valid assignment, to the fullest extent it is legally possible to do so.

                  (f) Neither Apex nor any of its subsidiaries has transferred ownership of, or granted any exclusive license with respect to, any Intellectual Property that is or was material Apex Intellectual Property, to any third party.

                  (g) To the knowledge of Apex, the operation of the business of Apex and its subsidiaries as such business currently is conducted, including Apex's and its subsidiaries' design, development, manufacture, marketing and sale of the products or services of Apex and its subsidiaries (including products currently under development) has not, does not and will not infringe or misappropriate the Intellectual Property of any third party or, to its knowledge, constitute unfair competition or trade practices under the laws of any jurisdiction.

                  (h) Neither Apex nor any of its subsidiaries has received notice from any third party that the operation of the business of Apex or any of its subsidiaries or any act, product or service of Apex or any of its subsidiaries, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction.

                  (i) To the knowledge of Apex, no person has or is infringing or misappropriating any Apex Intellectual Property.

                  (j) Apex and each of its subsidiaries has taken reasonable steps to protect Apex's and its subsidiaries' rights in Apex's confidential information and trade secrets that it wishes to protect and any trade secrets or confidential information of third parties provided to Apex or any of its subsidiaries, and, without limiting the foregoing, each of Apex and its subsidiaries has and enforces a policy requiring each employee and contractor to execute a proprietary information/confidentiality agreement substantially in the form provided to Cybex and all current and former employees and contractors of Apex and any of its subsidiaries have executed such an agreement, except where the failure to do so is not reasonably expected to be material to Apex.

                  (k) All of Apex's or its subsidiaries' Apex Information Technology (as defined below) is Year 2000 Compliant, and will not cause an interruption in the ongoing operations of Apex's or any of its subsidiaries' business on or after January 1, 2000. For purposes of the foregoing, the term "APEX INFORMATION TECHNOLOGY" shall mean and include all software, hardware, firmware, telecommunications systems, network systems, embedded systems and other systems, components and/or services (other than general utility services including gas, electric, telephone and postal) that are owned or used by Apex or any of its subsidiaries in the conduct of their business, or purchased by Apex or any of its subsidiaries from third-party suppliers.

         3.9      Compliance; Permits; Restrictions.

                  (a) Neither Apex nor any of its subsidiaries is, in any material respect, in conflict with, or in default or violation of (i) any law, rule, regulation, order, judgment or decree applicable to Apex or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (ii) any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Apex or any of its subsidiaries is a party or by which Apex or any of its subsidiaries or its or any of their respective properties is bound or affected. To the knowledge of Apex, no investigation or review by any Governmental Entity is pending or threatened against Apex or its subsidiaries, nor has any Governmental Entity indicated an intention to conduct the same. There is no material agreement, judgment, injunction, order or decree binding upon Apex or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Apex or any of its subsidiaries, any acquisition of material property by Apex or any of its subsidiaries or the conduct of business by Apex as currently conducted.

                  (b) Apex and its subsidiaries have in effect all authorizations, certificates, filings, franchises, notices, rights, permits, licenses, variances, exemptions, orders and approvals from Governmental Entities which are material to the operation of the business of Apex, including all authorizations under Environmental Laws (collectively, the "APEX PERMITS"). Apex and its subsidiaries are in compliance in all material respects with the terms of the Apex Permits.

         3.10 Litigation. As of the date of this Agreement, there is no action, suit, proceeding, claim, arbitration or investigation pending, or as to which Apex or any of its subsidiaries has received any notice of assertion nor, to Apex's knowledge, is there a threatened action, suit, proceeding, claim, arbitration or investigation against Apex or any of its subsidiaries which reasonably would be likely to be material to Apex, or which in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

         3.11 Brokers' and Finders' Fees. Except for fees payable to Donaldson, Lufkin & Jenrette Securities Corporation pursuant to an engagement letter dated March 1, 2000, a copy of which has been provided to Cybex, Apex has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

         3.12     Employee Benefit Plans.

                  (a) Definitions. With the exception of the definition of "Apex Affiliate" set forth in Section 3.12(a)(i) below (which definition shall apply only to this Section 3.12), for purposes of this Agreement, the following terms shall have the meanings set forth below:

                           (i)      "APEX AFFILIATE" shall mean any other person
or entity under common control with the Apex within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations issued thereunder;

                           (ii)     "APEX EMPLOYEE PLAN" shall mean any plan,
program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by Apex or any Apex Affiliate for the benefit of any Apex Employee, or with respect to which Apex or any Apex Affiliate has or may have any liability or obligation;

                           (iii)    "APEX EMPLOYEE" shall mean any current or
former employee, consultant or director of Apex or any Apex Affiliate;

                           (iv)     "APEX EMPLOYMENT AGREEMENT" shall mean each
management, employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or other agreement, contract or understanding between Apex or any Apex Affiliate and any Apex Employee;

                           (v)      "APEX INTERNATIONAL EMPLOYEE PLAN" shall
mean each Apex Employee Plan that has been adopted or maintained by Apex or any Apex Affiliate, whether informally or formally, or with respect to which the Company or any Apex Affiliate will or may have any liability, for the benefit of Apex Employees who perform services outside the United States;

                           (vi)     "APEX MULTIEMPLOYER PLAN" shall mean any
"Apex Pension Plan" (as defined below) which is a "multiemployer plan," as defined in Section 3(37) of ERISA; and

                           (vii)    "APEX PENSION PLAN" shall mean each Apex
Employee Plan which is an "employee pension benefit plan," within the meaning of
Section 3(2) of ERISA.

                  (b) Schedule. Section 3.12(b) of the Apex Schedules contains an accurate and complete list of each Apex Employee Plan, Apex International Employee Plan, and each Apex Employment Agreement. Apex does not have any plan or commitment to establish any new Apex Employee Plan, Apex International Employee Plan, or Apex Employment Agreement, to modify any Apex Employee Plan or Apex Employment Agreement (except to the extent required by law or to conform any such Apex Employee Plan or Apex Employment Agreement to the requirements of any applicable law, in each case as previously disclosed to Cybex in writing, or as required by this Agreement), or to adopt or enter into any Apex Employee Plan, Apex International Employee Plan, or Apex Employment Agreement.

                  (c) Documents. Apex has provided to Cybex: (i) correct and complete copies of all documents embodying each Apex Employee Plan, Apex International Employee Plan, and each Apex Employment Agreement including (without limitation) all amendments thereto and all related trust documents, administrative service agreements, group annuity contracts, group insurance contracts, and policies pertaining to fiduciary liability insurance covering the fiduciaries for each Plan; (ii) the most recent annual actuarial valuations, if any, prepared for each Apex Employee Plan; (iii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Apex Employee Plan; (iv) if the Apex Employee Plan is funded, the most recent annual and periodic accounting of Apex Employee Plan assets; (v) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Apex Employee Plan; (vi) all IRS determination, opinion, notification and advisory letters, and all applications and correspondence to or from the IRS or the DOL with respect to any such application or letter; (vii) all communications material to any Apex Employee or Apex Employees relating to any Apex Employee Plan and any proposed Apex Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to Apex; (viii) all correspondence to or from any governmental agency relating to any Apex Employee Plan; (ix) all COBRA forms and related notices (or such forms and notices as required under comparable law);
(x) the three (3) most recent plan years discrimination tests for each Apex Employee Plan, if applicable; and (xi) all registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses prepared in connection with each Apex Employee Plan.

                  (d)      Employee Plan Compliance. Except as set forth on
Section 3.12(d) of the Apex Schedules, (i) Apex has performed in all material respects all obligations required to be performed by it under, is not in default or violation of, and has no knowledge of any default or violation by any other party to each Apex Employee Plan, and each Apex Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) each Apex Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has either received a favorable determination, opinion, notification or advisory letter from the IRS with respect to each such Apex

Employee Plan as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to the qualified status of each such Apex Employee Plan; (iii) no "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 4975 of the Code or Section 408 of ERISA (or any administrative class exemption issued thereunder), has occurred with respect to any Apex Employee Plan; (iv) there are no actions, suits or claims pending, or, to the knowledge of Apex, threatened or reasonably anticipated (other than routine claims for benefits) against any Apex Employee Plan or against the assets of any Apex Employee Plan; (v) each Apex Employee Plan (other than any stock option plan) can be amended, terminated or otherwise discontinued after the Effective Time, without material liability to the Cybex, Apex or any of its Apex Affiliates (other than ordinary administration expenses); (vi) there are no audits, inquiries or proceedings pending or, to the knowledge of Apex or any Apex Affiliates, threatened by the IRS or DOL with respect to any Apex Employee Plan; and (vii) neither Apex nor any Apex Affiliate is subject to any penalty or tax with respect to any Apex Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code.

                  (e) Pension Plan. Neither Apex nor any Apex Affiliate has previously or currently maintains, sponsors, participates in or contributes to a Pension Plan which is subject to Title IV of ERISA or Section 412 of the Code. As of the Effective Time: (i) no legal or administrative action has been taken by the PBGC to terminate or to appoint a trustee to administer the Pension Plan;
(ii) no liability to the PBGC under Title IV of ERISA has been incurred by Apex or an Apex Affiliate that has not been satisfied in full; (iii) each Pension Plan was fully-funded on a termination basis; (iv) each Pension Plan has been maintained in compliance with the minimum funding standards of ERISA and the Code where applicable and has not incurred any "accumulated funding deficiency," as defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived; and (v) no Pension Plan has a reportable event within the meaning of
Section 4043 of ERISA and the regulations thereunder; and (vi) no Pension Plan has incurred any event described in Section 4041 (other than the standard termination contemplated herein), 4062 or 4063 of ERISA.

                  (f) Collectively Bargained, Multiemployer and Multiple Employer Plans. At no time has Apex or any Apex Affiliate contributed to or been obligated to contribute to any Apex Multiemployer Plan. Neither Apex, nor any Apex Affiliate has at any time ever maintained, established, sponsored, participated in, or contributed to any multiple employer plan, or to any plan described in Section 413 of the Code.

                  (g) No Post-Employment Obligations. Except as set forth in Section 3.12(g) of the Apex Schedules, no Apex Employee Plan provides, or reflects or represents any liability to provide retiree health benefits to any person for any reason, except as may be required by COBRA or other applicable statute, and Apex has never represented, promised or contracted (whether in oral or written form) to any Apex Employee (either individually or to Apex Employees as a group) or any other person that such Apex Employee(s) or other person would be provided with retiree health, except to the extent required by statute.

                  (h) Health Care Compliance. Neither Apex nor any Apex Affiliate has, prior to the Effective Time and in any material respect, violated any of the health care continuation requirements of COBRA, the requirements of FMLA, the requirements of the Health Insurance Portability and Accountability Act of 1996, the requirements of the Women's Health and Cancer Rights Act of 1998, the requirements of the Newborns' and Mothers' Health Protection Act of 1996, or any amendment to each such act, or any similar provisions of state law applicable to Apex Employees.

                  (i)      Effect of Transaction.

                           (i)      Except as set forth on Section 3.12(i)(i) of
the Apex Schedules, the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Apex Employee Plan, Apex Employment Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Apex Employee.

                           (ii)     Except as set forth on Section 3.12(i)(ii)
of the Apex Schedules, no payment or benefit which will or may be made by Apex or its Apex Affiliates with respect to any Apex Employee will be characterized as a "parachute payment," within the meaning of Section 280G(b)(2) of the Code.

                  (j) Employment Matters. Apex: (i) is in compliance in all respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Apex Employees, except as would not have a Material Adverse Effect on Apex; (ii) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Apex Employees;
(iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Apex Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending, threatened or reasonably anticipated claims or actions against Apex under any worker's compensation policy or long-term disability policy.

                  (k) Labor. No work stoppage or labor strike against Apex is pending, threatened or reasonably anticipated. Apex does not know of any activities or proceedings of any labor union to organize any Apex Employees. Except as set forth in Section 3.12(k) of the Apex Schedules, there are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of Apex, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Apex Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in any material liability to Apex. Neither Apex nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act. Except as set forth in Section 3.12(k) of the Apex Schedules, Apex is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Apex Employees and no collective bargaining agreement is being negotiated by Apex.

                  (l) Apex International Employee Plan. Each Apex International Employee Plan has been established, maintained and administered in compliance with its terms and conditions and with the requirements prescribed by any and all statutory or regulatory laws that are applicable to such Apex International Employee Plan, except as would not have a Material Adverse Effect on Apex. Furthermore, no Apex International Employee Plan has unfunded liabilities, that as of the Effective Time, will not be offset by insurance or fully accrued. Except as required by law, no condition exists that would prevent Apex or Cybex from terminating or amending any Apex International Employee Plan at any time for any reason without liability to Apex or its Apex Affiliates (other than ordinary administration expenses or routine claims for benefits).

         3.13 Absence of Liens and Encumbrances. Apex and each of its subsidiaries has good and marketable title to, or valid leasehold interests in, all its material properties and assets except for such as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business and except for defects in title, easements, restrictive covenants and similar encumbrances that individually or in the aggregate would not materially interfere with the ability of Apex or any of its subsidiaries to conduct its business as currently conducted. All such material assets and properties, other than assets and properties in which Apex or any of its subsidiaries has a leasehold interest, are free and clear of all Liens except for Liens that (A) are created, arise or exist under or in connection with any of the contracts or other matters referred to in the Apex Schedules or in the Apex SEC Reports or the exhibits thereto, (B) relate to any taxes or other governmental charges or levies that are not yet due and payable, (C) relate to, or are created, arise or exist in connection with, any legal proceeding that is being contested in good faith, or (D) individually or in the aggregate would not materially interfere with the ability of Apex and each of its subsidiaries to conduct their business as currently conducted and would not materially and adversely impact the transferability, financeability, ownership, leasing, use, development or occupancy of any such properties or assets ("APEX PERMITTED LIENS"). To the knowledge of Apex, there are no natural or artificial conditions upon any real property owned by Apex ("APEX OWNED REAL PROPERTY"), or any other facts or conditions which could, in the aggregate, have a material and adverse impact on the transferability, financeability, ownership, leasing, use, development, occupancy or operation of any such Apex Owned Real Property. There are no parties in possession of any portion of any Apex Owned Real Property, whether as tenants, trespassers or otherwise, except Apex. There are no pending, or, to the knowledge of Apex, threatened assessments, improvements or activities of any public or quasi-public body either planned, in the process of construction or completed which may give rise to any assessment against any Apex Owned Real Property. Apex and each of its subsidiaries has complied in all material respects with and is not in default under the terms of all material leases to which it is a party, and all such leases are in full force and effect. To the knowledge of Apex, no party to any material lease is in default of such lease and there exists no event or circumstance with respect to such lease which with the giving of notice or the passage of time, or both, would constitute a default by any party to such lease.

         3.14     Environmental Matters.

                  (a) The term "APEX BUSINESS FACILITY" means any property including the land, the improvements thereon, the groundwater thereunder and the surface water thereon, that is or at any time has been owned, operated, occupied, controlled or leased by Apex or any of its subsidiaries in connection with the operation of its business. The term "APEX ENVIRONMENTAL PERMIT" means any approval, permit, license, clearance, registration or consent required to be obtained from any private person or any Governmental Entity with respect to a Hazardous Materials Activity which is or was conducted by Apex or any of its subsidiaries.

                  (b) Except in compliance with Environmental Laws and in a manner that could not reasonably be expected to subject Apex or any of its subsidiaries to material liability, no Hazardous Materials are present on any Apex Business Facility.

                  (c) Apex and each of its subsidiaries have conducted all Hazardous Material Activities in compliance in all material respects with all applicable Environmental Laws. To the knowledge of Apex, the Hazardous Materials Activities of Apex and each of its subsidiaries have not resulted in the exposure of any person to a Hazardous Material in a manner which has caused or could reasonably be expected to cause an adverse health effect to said person.

                  (d) Section 3.14(d) of the Apex Schedules accurately describes all of the Apex Environmental Permits currently held by Apex and each of its subsidiaries. Such Apex Environmental Permits are all of the Apex Environmental Permits necessary for the continued conduct of any Hazardous Material Activity of Apex and each of its subsidiaries as such activities are currently being conducted, except for those permits the absence of which could not reasonably be expected to result in a Material Adverse Effect on Apex. All such Apex Environmental Permits are valid and in full force and effect. Apex and its subsidiaries have complied in all material respects with all covenants and conditions of any Apex Environmental Permit which is or has been in force with respect to its Hazardous Materials Activities. To the knowledge of Apex, no circumstance exists which could cause any Apex Environmental Permit to be revoked, modified, or rendered non-renewable upon payment of the permit fee.

                  (e) No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the knowledge of Apex, threatened, concerning or relating to any Apex Environmental Permit or any Hazardous Materials Activity of Apex or any of its subsidiaries, or to any Apex Business Facility currently owned, operated, occupied, controlled or leased by Apex or any of its subsidiaries, or to the knowledge of Apex, pending or threatened with respect to any other Apex Business Facility.

                  (f) To the knowledge of Apex, Apex and each of its subsidiaries have transferred or released Hazardous Materials only to those Disposal Sites described on Section 3.14(f) of the Apex Schedules; and no action, proceeding, liability or claim exists or is threatened against any Disposal Site or against Apex or any of its subsidiaries with respect to any transfer or release of Hazardous Materials to a Disposal Site which could reasonably be expected to subject Apex or any of its subsidiaries to liability.

                  (g) Apex is not aware of any fact or circumstance which could result in any environmental liability which could reasonably be expected to result in a Material Adverse Effect on Apex.

                  (h) Apex has delivered to Cybex or made available for inspection by Cybex and its agents and employees all records in Apex's possession concerning the Hazardous Materials Activities of Apex and each of its subsidiaries and all environmental audits and environmental assessments of any Apex Business Facility conducted at the request of, or otherwise in the possession of, Apex or any of its subsidiaries. Apex has complied with all environmental disclosure obligations imposed by applicable law upon Apex and any of its subsidiaries with respect to the Merger.

         3.15 Labor Matters. (i) There are no disputes or claims pending or, to the knowledge of each of Apex and its respective subsidiaries, threatened, between Apex or any of its subsidiaries and any of their respective employees;
(ii) as of the date of this Agreement, neither Apex nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Apex or its subsidiaries nor does Apex or its subsidiaries know of any activities or proceedings of any labor union to organize any such employees; and (iii) as of the date of this Agreement, neither Apex nor any of its subsidiaries has any knowledge of any strikes, slowdowns, work stoppages or lockouts, or threats thereof, by or with respect to any employees of Apex or any of its subsidiaries.

         3.16 Agreements, Contracts and Commitments. Neither Apex nor any of its subsidiaries is a party to or is bound by:

                  (a) any employment or consulting agreement, contract or commitment with any officer or director or higher level employee or member of Apex's Board of Directors, other than those that are terminable by Apex or any of its subsidiaries on no more than thirty (30) days' notice without liability or financial obligation to Apex;

                  (b) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

                  (c) any agreement of indemnification or any guaranty other than any agreement of indemnification entered into in connection with the sale or license of computer or communications hardware products in the ordinary course of business;

                  (d) any agreement, contract or commitment containing any covenant limiting in any respect the right of Apex or any of its subsidiaries to engage in any line of business, conduct business in any geographic area or to compete with any person or granting any exclusive distribution rights;

                  (e) any agreement, contract or commitment currently in force relating to the disposition or acquisition by Apex or any of its subsidiaries after the date of this Agreement of a material amount of assets not in the ordinary course of business or pursuant to which Apex has any material ownership interest in any corporation, partnership, joint venture or other business enterprise other than Apex's subsidiaries;

                  (f) any dealer, distributor, joint marketing or development agreement currently in force under which Apex or any of its subsidiaries have continuing material obligations to jointly market any product, technology or service and which may not be canceled without penalty upon notice of ninety (90) days or less, or any material agreement pursuant to which Apex or any of its subsidiaries have continuing material obligations to jointly develop any intellectual property that will not be owned, in whole or in part, by Apex or any of its subsidiaries and which may not be canceled without penalty upon notice of ninety (90) days or less;

                  (g) any agreement, contract or commitment currently in force to provide source code to any third party for any product or technology that is material to Apex and its subsidiaries taken as a whole;

                  (h) any agreement, contract or commitment currently in force to license any third party to manufacture or reproduce any Apex product, service or technology or any agreement, contract or commitment currently in force to sell or distribute any Apex products, service or technology except agreements with distributors or sales representative in the normal course of business cancelable without penalty upon notice of ninety (90) days or less and substantially in the form previously provided to Cybex;

                  (i) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

                  (j) any settlement agreement entered into within five (5) years prior to the date of this Agreement; or

                  (k) any other agreement, contract or commitment that has a value of $1,000,000 or more individually.

         Neither Apex nor any of its subsidiaries, nor to Apex's knowledge any other party to an Apex Contract (as defined below), is (or with nothing more than notice and/or the passage of time will be) in breach, violation or default under, and neither Apex nor any of its subsidiaries has received written notice that it has breached, violated or defaulted under, any of the material terms or conditions of any of the agreements, contracts or commitments to which Apex or any of its subsidiaries is a party or by which it is bound that are required to be disclosed in the Apex Schedules (any such agreement, contract or commitment, a "APEX CONTRACT") in such a manner as would permit any other party to cancel or terminate any such Apex Contract, or would permit any other party to seek material damages or other remedies (for any or all of such breaches, violations or defaults, in the aggregate). Each Apex Contract is in full force and effect, and is a legal, valid and binding obligation of Apex or a subsidiary of Apex and, to the knowledge of Apex, each of the other parties thereto, enforceable in accordance with its terms, except (a) that the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (b) as would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect on Apex.

         3.17 Statements; Proxy Statement/Prospectus. None of the information supplied or to be supplied by Apex for inclusion or incorporation by reference in (i) the Registration Statement (as defined in Section 1.16) will at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading and (ii) the Proxy Statement shall not, on the date the Proxy Statement is first mailed to Apex's shareholders and Cybex's shareholders, at the time of the Apex Shareholders' Meeting or the Cybex Shareholders' Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Apex Shareholders' Meeting or the Cybex Shareholders' Meeting which has become false or misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. If at any time prior to the Effective Time, any event relating to Apex or any of its affiliates, officers or directors should be discovered by Apex which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Apex shall promptly inform Cybex. Notwithstanding the foregoing, Apex makes no representation or warranty with respect to any information supplied by Cybex which is contained in any of the foregoing documents.

         3.18 Board Approval. The Board of Directors of Apex has, as of the date of this Agreement, determined (i) that the Apex Merger is fair to and in the best interests of Apex and its shareholders, and (ii) to recommend that the shareholders of Apex approve and adopt this Agreement and approve the Apex Merger.

         3.19 State Takeover Statutes. The Board of Directors of Apex has approved the Merger, this Agreement, the Apex Voting Agreement and the transactions contemplated hereby and thereby, and such approval is sufficient (assuming that such Board of Directors approval was obtained prior to Cybex becoming an "acquiring person" within the meaning of Section 23B.19.040 of the Washington Law) to render inapplicable to the Merger, this Agreement, the Apex Voting Agreement and the transactions contemplated hereby and thereby the provisions of Section 23B.19.040 of the Washington Law to the extent, if any, such Section is applicable to the Merger, this Agreement, the Apex Voting Agreement and the transactions contemplated hereby and thereby. No other state takeover statute or similar statute or regulation applies to or purports to apply to the Merger, this Agreement, the Apex Voting Agreement or the transactions contemplated hereby and thereby.

         3.20 Fairness Opinion. Apex has received an opinion from Donaldson, Lufkin & Jenrette Securities Corporation to the effect that as of the date hereof the Apex Applicable Ratio is fair to Apex's shareholders from a financial point of view.

                                   ARTICLE IV
                       CONDUCT PRIOR TO THE EFFECTIVE TIME

         4.1 Conduct of Business. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Cybex (which for the purposes of this Article IV shall include Cybex and each of its subsidiaries) and Apex (which for the purposes of this Article IV shall include Apex and each of its subsidiaries) agree, except (i) in the case of Cybex as provided in Article IV of the Cybex Schedules and in the case of Apex as provided in Article IV of the Apex Schedules, or (ii) to the extent that the other party shall otherwise consent in writing, to carry on its business diligently and in accordance with good commercial practice and to carry on its business in the ordinary course, in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations, to pay its debts and taxes when due subject to good faith disputes over such debts or taxes, to pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees and others with which it has business dealings. In furtherance of the foregoing and subject to applicable law, Cybex and Apex agree to confer, as promptly as practicable, prior to taking any material actions or making any material management decisions with respect to the conduct of business. In addition, except in the case of Cybex as provided in Article IV of the Cybex Schedules and in the case of Apex as provided in Article IV of the Apex Schedules, without the prior written consent of the other, neither Cybex nor Apex shall do any of the following, and neither Cybex nor Apex shall permit its subsidiaries to do any of the following:

                  (a) Waive any stock repurchase rights, accelerate, amend or change the period of exerciseability of options or restricted stock, or reprise options granted under any employee, consultant or director stock plans or authorize cash payments in exchange for any options granted under any of such plans;

                  (b) Enter into any material partnership arrangements, joint development agreements or strategic alliances;

                  (c) Grant any severance or termination pay to any officer or employee except pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in the Cybex Schedules or the Apex Schedules, as the case may be, or adopt any new severance plan or amend or modify or alter in any manner any severance plan, agreement or arrangement existing on the date hereof;

                  (d) Transfer or license to any person or entity or otherwise extend, amend or modify in any material respect any rights to the Cybex Intellectual Property or the Apex Intellectual Property, as the case may be, or enter into grants to transfer or license to any person future patent rights, other than in the ordinary course of business, or amend or modify or alter in any manner any severance plan, agreement or arrangement existing on the date hereof;

                  (e) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

                  (f) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of Cybex or its subsidiaries, or Apex or its subsidiaries, as the case may be, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

                  (g) Issue, deliver, sell, authorize, pledge or otherwise encumber or propose any of the foregoing with respect to any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than (i) the issuance, delivery and/or sale of shares of Cybex Common Stock or Apex Common Stock, as the case may be, pursuant to the exercise of stock options therefor outstanding as of the date of this

Agreement, and (ii) shares of Apex Common Stock issuable to participants in the Apex Stock Purchase Plan consistent with the terms thereof;

                  (h) Cause, permit or propose any amendments to any charter document or Bylaw (or similar governing instruments of any subsidiaries);

                  (i) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a material portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of Cybex or Apex, as the case may be, or enter into any joint ventures, strategic partnerships or alliances, other than in the ordinary course of business consistent with past practice;

                  (j) Sell, lease, license, encumber or otherwise dispose of any properties or assets except (i) sales of inventory in the ordinary course of business consistent with past practice and (ii) the sale, lease or disposition (other than through licensing) of property or assets which are not material, individually or in the aggregate, to the business of Cybex or Apex, as the case may be;

                  (k) Incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Cybex or Apex, as the case may be, enter into any "keep well" or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing other than (i) in connection with the financing of ordinary course trade payables consistent with past practice or (ii) pursuant to existing credit facilities in the ordinary course of business;

                  (l) Adopt or amend any employee benefit plan or employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable "at will"), pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants;

                  (m) Make any individual or series of related payments outside of the ordinary course of business in excess of $500,000 individually or $1,000,000 in the aggregate (with a series of related payments being treated for this purpose as a single payment).

                  (n) Except in the ordinary course of business consistent with past practice, modify, amend or terminate any material contract or agreement to which Cybex or any of its subsidiaries or Apex or any of its subsidiaries, as the case may be, is a party or waive, delay the exercise of, release or assign any material rights or claims thereunder;

                  (o) Enter into or materially modify any contracts, agreements or obligations relating to the distribution, sale, license or marketing by third parties of Cybex's or Apex's products, as the case may be, or products licensed by Cybex or Apex, as the case may be;

                  (p) Revalue any of its assets or, except as required by GAAP, make any change in accounting methods, principles or practices;

                  (q) Incur or enter into any agreement or commitment outside of the ordinary course of business in excess of $500,000 individually or $1,000,000 in the aggregate (with a series of related agreements and or commitments being treated for this purpose as a single agreement or commitment);

                  (r) Engage in any action that could reasonably be expected to cause the Merger to fail to qualify as a "reorganization" under
Section 368(a) of the Code, whether or not (in each case) otherwise permitted by the provisions of this Article IV;

                  (s) Hire any employee with an annual compensation level in excess of $100,000;

                  (t) Pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business;

                  (u) Make any grant of exclusive rights to any third party; or

                  (v) Agree in writing or otherwise to take any of the actions described in Section 4.1 (a) through (u) above.

                                   ARTICLE V
                              ADDITIONAL AGREEMENTS

         5.1      Proxy Statement/Prospectus; Registration Statement; Other
Filings.

                  (a) As promptly as practicable after the execution of this Agreement, Newco, Cybex and Apex will prepare and Newco will file with the SEC the Proxy Statement, and Apex, Cybex and Newco will prepare and Newco will file with the SEC the Registration Statement in which the Proxy Statement will be included as a prospectus. Each of Newco, Cybex and Apex will respond to any comments of the SEC, will use its respective best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and Cybex and Apex will cause the Proxy Statement to be mailed to each of its shareholders at the earliest practicable time. As promptly as practicable after the date of this Agreement, Newco, Cybex and Apex will prepare and file any other filings required under the Exchange Act, the Securities Act or any other Federal, foreign or Blue Sky laws or the rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD") or NASDAQ relating to the Merger and the transactions contemplated by this Agreement (the "OTHER FILINGS"). Each party will notify the others promptly upon the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Registration Statement, the Proxy Statement or any Other Filing or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Registration Statement, the Proxy Statement, the Merger or any Other Filing. The Proxy Statement, the Registration Statement and the Other Filings will comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, the Registration Statement or any Other Filing, Newco, Cybex or Apex, as the case may be, will promptly inform the other parties of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to shareholders of Cybex or shareholders of Apex, such amendment or supplement.

                  (b) Subject to Sections 5.2(c) and 5.2(d), the Proxy Statement will also include the recommendations of (i) the Board of Directors of Cybex in favor of adoption and approval of this Agreement and approval of the Cybex Merger, and (ii) the Board of Directors of Apex in favor of adoption and approval of this Agreement and approval of the Apex Merger.

         5.2      Meetings of Shareholders.

                  (a) Promptly after the date hereof, Cybex will take all action necessary in accordance with Alabama Law and its Articles of Incorporation and Bylaws to convene the Cybex Shareholders' Meeting to be held as promptly as practicable, for the purpose of voting upon this Agreement and the Cybex Merger. Cybex will consult with Apex and use its commercially reasonable efforts to hold the Cybex Shareholders' Meeting on the same day as the Apex Shareholders' Meeting. Promptly after the date hereof, Apex will take all action necessary in accordance with Washington Law and its Articles of Incorporation and Bylaws to convene the Apex Shareholders' Meeting to be held as promptly as practicable for the purpose of voting upon this Agreement and the Apex Merger. Apex will consult with Cybex and will use its commercially reasonable efforts to hold the Apex Shareholders' Meeting on the same day as the Cybex Shareholders' Meeting. Subject to Sections 5.2(c) and 5.2(d), Cybex will use its commercially reasonable best efforts (as defined in Section 8.3) to solicit from its shareholders, proxies in favor of the adoption and approval of this Agreement and the approval of the Cybex Merger. Subject to Sections 5.2(c) and 5.2(d), Apex will use its commercially reasonable best efforts (as defined in Section 8.3) to solicit from its shareholders, proxies in favor of the adoption and approval of this Agreement and the approval of the Apex Merger. Subject to Sections 5.2(c) and 5.2(d), Apex and Cybex will take all other action necessary or advisable to secure the vote or consent of their respective shareholders required by Washington Law (in the case of Apex) or Alabama Law (in the case of Cybex) and all other applicable legal requirements to obtain such approvals.

                  (b) Subject to Sections 5.2(c) and 5.2(d): (i) the Board of Directors of Cybex shall unanimously recommend that Cybex's shareholders vote in favor of and adopt and approve this Agreement and the Cybex Merger at the Cybex Shareholders' Meeting, and the Board of Directors of Apex shall unanimously recommend that Apex's shareholders vote in favor of and adopt and approve this Agreement and approve the Apex Merger; (ii) the Proxy Statement shall include a statement to the effect that the Board of Directors of Cybex has unanimously recommended that Cybex's shareholders vote in favor of and adopt and approve this Agreement and approve the Cybex Merger at the Cybex Shareholders' Meeting, and a statement to the effect that the Board of Directors of Apex has unanimously recommended that Apex's shareholders vote in favor of and adopt and approve this Agreement and the Apex Merger at the Apex Shareholders' Meeting; and (iii) neither the Board of Directors of Cybex, the Board of Directors of Apex, nor any committee of either shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to the other party, the unanimous recommendation of the Board of Directors of Cybex that Cybex's shareholders vote in favor of and adopt and approve this Agreement and approve the Cybex Merger or the unanimous recommendation of the Board of Directors of Apex that Apex's shareholders vote in favor of and adopt and approve this Agreement and the Apex Merger. For purposes of this Agreement, said recommendation of the Board of Directors shall be deemed to have been modified in a manner adverse to the other party if said recommendation shall no longer be unanimous.

                  (c) Nothing in this Agreement shall prevent the Board of Directors of Cybex from withholding, withdrawing, amending or modifying its unanimous recommendation in favor of this Agreement and the Cybex Merger if (i) a Cybex Superior Offer (as defined below) is made to Cybex and is not withdrawn,
(ii) neither Cybex nor any of its representatives shall have violated any of the restrictions set forth in Section 5.4(a), and (iii) the Board of Directors of Cybex concludes in good faith, after consultation with its outside counsel, that, in light of such Cybex Superior Offer, the withholding, withdrawal, amendment or modification of such recommendation is required in order for the Board of Directors of Cybex to comply with its fiduciary obligations to Cybex's shareholders under applicable law. Nothing contained in this Section 5.2 shall limit Cybex's obligation to hold and convene the Cybex Shareholders' Meeting (regardless of whether the unanimous recommendation of the Board of Directors of Cybex shall have been withdrawn, amended or modified). For purposes of this Agreement, "CYBEX SUPERIOR OFFER" shall mean an unsolicited, bona fide written offer made by a third party to consummate any of the following transactions: (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Cybex, pursuant to which the shareholders of Cybex immediately preceding such transaction hold less than 50% of the equity interest in the surviving or resulting entity of such transaction;
(ii) a sale or other disposition by Cybex of assets (excluding inventory and used equipment sold in the ordinary course of business) representing in excess of 50% of the fair market value of Cybex's business immediately prior to such sale, or (iii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by Cybex), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 50% of the voting power of the then outstanding shares of capital stock of Cybex, in each case on terms that the Board of Directors of Cybex determines, in its reasonable judgment (after consultation with its financial advisor) to be more favorable to the Cybex shareholders from a financial point of view than the terms of the Merger; provided, however, that any such offer shall not be deemed to be a "Cybex Superior Offer" if any financing required to consummate the transaction contemplated by such offer is not committed and is not likely in the judgment of Cybex's Board of Directors to be obtained by such third party on a timely basis.

                  (d) Nothing in this Agreement shall prevent the Board of Directors of Apex from withholding, withdrawing, amending or modifying its unanimous recommendation in favor of this Agreement and the Apex Merger if (i) an Apex Superior Offer (as defined below) is made to Apex and is not withdrawn,
(ii) neither Apex nor any of its representatives shall have violated any of the restrictions set forth in Section 5.4(b), and (iii) the Board of Directors of Apex concludes in good faith, after consultation with its outside counsel, that, in light of such Apex Superior Offer, the withholding, withdrawal, amendment or modification of such recommendation is required in order for the Board of Directors of Apex to comply with its fiduciary obligations to Apex's shareholders under applicable law. Nothing contained in this Section 5.2 shall limit Apex's obligation to hold and convene the Apex Shareholders' Meeting (regardless of whether the unanimous recommendation of the Board of Directors of Apex shall have been withdrawn, amended or modified). For purposes of this Agreement, "APEX SUPERIOR OFFER" shall mean an unsolicited, bona fide written offer made by a third party to consummate any of the following transactions: (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Apex, pursuant to which the shareholders of Apex immediately preceding such transaction hold less than 50% of the equity interest in the surviving or resulting entity of such transaction;
(ii) a sale or other disposition by Apex of assets (excluding inventory and used equipment sold in the ordinary course of business) representing in excess of 50% of the fair market value of Apex's business immediately prior to such sale, or
(iii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by Apex), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 50% of the voting power of the then outstanding shares of capital stock of the Apex, in each case on terms that the Board of Directors of Apex determines, in its reasonable judgment (after consultation with its financial advisor) to be more favorable to the Apex shareholders from a financial point of view than the terms of the Merger; provided, however, that any such offer shall not be deemed to be an "Apex Superior Offer" if any financing required to consummate the transaction contemplated by such offer is not committed and is not likely in the judgment of Apex's Board of Directors to be obtained by such third party on a timely basis.

         5.3      Access to Information; Confidentiality.

                  (a) Each party will afford the other party and its accountants, counsel and other representatives reasonable access during normal business hours to the properties, books, records and personnel of the other party during the period prior to the Effective Time to obtain all information concerning the business, properties, results of operations and personnel of such party, as the other party may reasonably request. No information or knowledge obtained in any investigation pursuant to this Section 5.3 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

                  (b) The parties acknowledge that Cybex and Apex have previously executed a Confidentiality Agreement, dated February 21, 2000 (the "CONFIDENTIALITY AGREEMENT"), which Confidentiality Agreement will continue in full force and effect in accordance with its terms.

         5.4      No Solicitation.

                  (a)      Restrictions on Cybex.

                           (i)      Except as otherwise provided in this Section
5.4 (a)(i), from and after the date of this Agreement until the Effective Time or termination of this Agreement pursuant to Article VII, Cybex and its subsidiaries will not, nor will they authorize or permit any of their respective officers, directors, affiliates or employees or any investment banker, attorney or other advisor or representative retained by any of them to, directly or indirectly (A) solicit, initiate, encourage or induce the making, submission or announcement of any Cybex Acquisition Proposal (as defined below), (B) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Cybex Acquisition Proposal, (C) engage in discussions with any person with respect to any Cybex Acquisition Proposal, except as to the existence of these provisions, (D) subject to Section 5.2(c), approve, endorse or recommend any Cybex Acquisition Proposal or (E) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Cybex Acquisition Transaction (as defined below); provided, however, until the date on which this Agreement is approved by the required vote of the Cybex shareholders, this
Section 5.4(a) shall not prohibit Cybex from furnishing nonpublic information regarding Cybex and its subsidiaries to, entering into a confidentiality agreement with or entering into discussions with, any person or group in response to a Cybex Superior Offer submitted by such person or group (and not withdrawn) if (1) neither Cybex nor any representative of Cybex and its subsidiaries shall have violated any of the restrictions set forth in this
Section 5.4(a), (2) the Board of Directors of Cybex concludes in good faith, after consultation with its outside legal counsel, that such action is required in order for the Board of Directors of Cybex to comply with its fiduciary obligations to Cybex's shareholders under applicable law, (3) (x) at least three
(3) days prior to furnishing any such nonpublic information to, or entering into discussions or negotiations with, such person or group, Cybex gives Apex written notice of the identity of such person or group and of Cybex's intention to furnish nonpublic information to, or enter into discussions or negotiations with, such person or group and (y) Cybex receives from such person or group an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such person or group by or on behalf of Cybex and containing terms no less favorable to the disclosing party than the terms of the Confidentiality Agreement, and (4) contemporaneously with furnishing any such nonpublic information to such person or group, Cybex furnishes such nonpublic information to Apex (to the extent such nonpublic information has not been previously furnished by Cybex to Apex). Cybex and its subsidiaries will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Cybex Acquisition Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding two sentences by any officer or director of Cybex or any of its subsidiaries or any investment banker, attorney or other advisor or representative of Cybex or any of its subsidiaries shall be deemed to be a breach of this Section 5.4(a) by Cybex. In addition to the foregoing, Cybex shall (i) provide Apex with at least forty-eight (48) hours prior notice (or such lesser prior notice as provided to the members of Cybex's Board of Directors but in no event less than eight hours) of any meeting of Cybex's Board of Directors at which Cybex's Board of Directors is reasonably expected to consider a Cybex Superior Offer and (ii) provide Apex with at least three (3) business days prior written notice of a meeting of Cybex's Board of Directors at which Cybex's Board of Directors is reasonably expected to recommend a Cybex Superior Offer to its shareholders and together with such notice a copy of the definitive documentation relating to such Cybex Superior Offer.


                           (ii)     For purposes of this Agreement, "CYBEX
ACQUISITION PROPOSAL" shall mean any offer or proposal (other than an offer or proposal by Apex or Newco) relating to any Cybex Acquisition Transaction. For the purposes of this Agreement, "CYBEX ACQUISITION TRANSACTION" shall mean any transaction or series of related transactions other than the transactions contemplated by this Agreement involving: (A) any acquisition or purchase from Cybex by any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a 5% interest in the total outstanding voting securities of Cybex or any of its subsidiaries or any tender offer or exchange offer that if consummated would result in any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning 5% or more of the total outstanding voting securities of Cybex or any of its subsidiaries or any merger, consolidation, business combination or similar transaction involving Cybex pursuant to which the shareholders of Cybex immediately preceding such transaction hold less than 95% of the equity interests in the surviving or resulting entity of such transaction; (B) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than 5% of the assets of Cybex; or (C) any liquidation or dissolution of Cybex.

                           (iii)    In addition to the obligations of Cybex set
forth in paragraph (i) of this Section 5.4(a), Cybex as promptly as practicable, and in any event within twenty-four (24) hours, shall advise Apex orally and in writing of any request received by Cybex for non-public information which Cybex reasonably believes would lead to a Cybex Acquisition Proposal or of any Cybex Acquisition Proposal, the material terms and conditions of such request, Cybex Acquisition Proposal or inquiry, and the identity of the person or group making any such request, Cybex Acquisition Proposal or inquiry. Cybex will keep Apex informed in all material respects of the status and details (including material amendments or proposed amendments) of any such request, Cybex Acquisition Proposal or inquiry.

                  (b)      Restrictions on Apex.

                           (i)      Except as otherwise provided in
this Section 5.4(b)(i) from and after the date of this Agreement until the Effective Time or termination of this Agreement pursuant to Article VII, Apex and its subsidiaries will not, nor will they authorize or permit any of their respective officers, directors, affiliates or employees or any investment banker, attorney or other advisor or representative retained by any of them to, directly or indirectly (A) solicit, initiate, encourage or induce the making, submission or announcement of any Apex Acquisition Proposal (as defined below),
(B) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Apex Acquisition Proposal, (C) engage in discussions with any person with respect to any Apex Acquisition Proposal, except as to the existence of these provisions, (D) subject to Section 5.2(d), approve, endorse or recommend any Apex Acquisition Proposal or (E) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Acquisition Transaction (as defined below); provided, however, until the date on which this Agreement is approved by the required vote of the Apex shareholders, this Section 5.4(b) shall not prohibit Apex from furnishing nonpublic information regarding Apex and its subsidiaries to, entering into a confidentiality agreement with or entering into discussions with, any person or group in response to a Apex Superior Offer submitted by such person or group (and not withdrawn) if (1) neither Apex nor any representative of Apex and its subsidiaries shall have violated any of the restrictions set forth in this Section 5.4(b), (2) the Board of Directors of Apex concludes in good faith, after consultation with its outside legal counsel, that such action is required in order for the Board of Directors of Apex to comply with its fiduciary obligations to Apex's shareholders under applicable law, (3) (x) at least three (3) days prior to furnishing any such nonpublic information to, or entering into discussions or negotiations with, such person or group, Apex gives Cybex written notice of the identity of such person or group and of Apex's intention to furnish nonpublic information to, or enter into discussions or negotiations with, such person or group and (y) Apex receives from such person or group an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such person or group by or on behalf of Apex and containing terms no less favorable to the disclosing party than the terms of the Confidentiality Agreement, and (4) contemporaneously with furnishing any such nonpublic information to such person or group, Apex furnishes such nonpublic information to Cybex (to the extent such nonpublic information has not been previously furnished by Apex to Cybex). Apex and its subsidiaries will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Apex Acquisition Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding two sentences by any officer or director of Apex or any of its subsidiaries or any investment banker, attorney or other advisor or representative of Apex or any of its subsidiaries shall be deemed to be a breach of this Section 5.4(b) by Apex. In addition to the foregoing, Apex shall (i) provide Cybex with at least forty-eight (48) hours prior notice (or such lesser prior notice as provided to the members of Apex's Board of Directors but in no event less than eight hours) of any meeting of Apex's Board of Directors at which Apex's Board of Directors is reasonably expected to consider a Apex Superior Offer and (ii) provide Cybex with at least three (3) business days prior written notice of a meeting of Apex's Board of Directors at which Apex's Board of Directors is reasonably expected to recommend a Apex Superior Offer to its shareholders and together with such notice a copy of the definitive documentation relating to such Apex Superior Offer.

                           (ii)     For purposes of this Agreement, "APEX
ACQUISITION PROPOSAL" shall mean any offer or proposal (other than an offer or proposal by Cybex or Newco) relating to any Apex Acquisition Transaction. For the purposes of this Agreement, "APEX ACQUISITION TRANSACTION" shall mean any transaction or series of related transactions other than the transactions contemplated by this Agreement involving: (A) any acquisition or purchase from Apex by any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a 5% interest in the total outstanding voting securities of Apex or any of its subsidiaries or any tender offer or exchange offer that if consummated would result in any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning 5% or more of the total outstanding voting securities of Apex or any of its subsidiaries or any merger, consolidation, business combination or similar transaction involving Apex pursuant to which the shareholders of Apex immediately preceding such transaction hold less than 95% of the equity interests in the surviving or resulting entity of such transaction; (B) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than 5% of the assets of Apex; or (C) any liquidation or dissolution of Apex.

                           (iii)    In addition to the obligations of Apex set
forth in paragraph (i) of this Section 5.4(b), Apex as promptly as practicable, and in any event within twenty-four (24) hours, shall advise Cybex orally and in writing of any request received by Apex for non-public information which Apex reasonably believes would lead to a Apex Acquisition Proposal or of any Apex Acquisition Proposal, the material terms and conditions of such request, Apex Acquisition Proposal or inquiry, and the identity of the person or group making any such request, Apex Acquisition Proposal or inquiry. Apex will keep Cybex informed in all material respects of the status and details (including material amendments or proposed amendments) of any such request, Apex Acquisition Proposal or inquiry.

         5.5 Public Disclosure. Newco, Apex and Cybex will consult with each other and agree before issuing any press release or otherwise making any public statement with respect to the Merger, this Agreement, a Cybex Acquisition Proposal or an Apex Acquisition Proposal and will not issue any such press release or make any such public statement prior to such agreement, except as may be required by law or any listing agreement with a national securities exchange or NASDAQ, in which case reasonable efforts to consult with the other party will be made prior to such release or public statement; provided, however, that no such consultation or agreement shall be required if, prior to the date of such release or public statement, either party shall have withheld, withdrawn, amended or modified its unanimous recommendation in favor of the Merger.

         5.6 Legal Requirements. Each of Apex, Newco and Cybex will take all reasonable actions necessary or desirable to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement (including furnishing all information required in connection with approvals of or filings with any Governmental Entity, and prompt resolution of any litigation prompted hereby) and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon any of them or their respective subsidiaries in connection with the consummation of the transactions contemplated by this Agreement. Newco, Apex and Cybex will each use its commercially reasonable efforts to take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of Newco Common Stock pursuant hereto.

         5.7 Third Party Consents. As soon as practicable following the date hereof, Newco, Apex and Cybex will each use its commercially reasonable efforts to obtain all material consents, waivers and approvals under any of its or its subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

         5.8 FIRPTA. At or prior to the Closing, Cybex, if requested by Apex, shall deliver to the IRS a notice that the Cybex Common Stock is not a "U.S. Real Property Interest" as defined and in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2).

         5.9 Notification of Certain Matters. Apex, Cybex and Newco will give prompt notice to the others of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be reasonably likely to cause
(a) any representation or warranty contained in this Agreement to be untrue or inaccurate at any time from the date of this Agreement to the Effective Time, such that the conditions set forth in Section 6.2(a) or 6.3(a), as the case may be, would not be satisfied as a result thereof, or (b) any material failure of Apex or Cybex, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. Notwithstanding the above, the delivery of any notice pursuant to this Section will not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         5.10 Commercially Reasonable Efforts and Further Assurances. Subject to the respective rights and obligations of Apex and Cybex under this Agreement, each of the parties to this Agreement will use its commercially reasonable best efforts (as defined in Section 8.3) to effectuate the Merger and the other transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, will execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the transactions contemplated hereby.

         5.11 Form S-8. Newco will cause the Newco Common Stock issuable upon exercise of the assumed Apex Options, Apex Stock Purchase Plan Options, and Cybex Options (collectively, the "STOCK RIGHTS") and the shares reserved for issuance pursuant to future awards under the Apex Plans, the Cybex Plans and the Apex Stock Purchase Plan to be registered on Form S-8 (the "FORM S-8") promulgated by the SEC as soon as practicable after the Effective Time and will use its reasonable best efforts to maintain the effectiveness of such registration statement or registration statements for so long as any such assumed Stock Rights shall remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under
Section 16(a) of the Exchange Act (as hereinafter defined), Newco shall administer the Stock Rights assumed pursuant to Sections 1.8 and 1.9 (including the provisions of the Apex Plans, and the Cybex Plans incorporated in the Stock Rights) in a manner that complies with Rule 16b-3 promulgated by the SEC under the Exchange Act.

         5.12     Indemnification.

                  (a) From and after the Effective Time, Newco and the Cybex Surviving Corporation will fulfill and honor in all respects the obligations of Cybex pursuant to any indemnification agreements between Cybex and its directors and officers existing prior to the date hereof. The Articles of Incorporation and Bylaws of the Cybex Surviving Corporation will contain the provisions with respect to indemnification and elimination of liability for monetary damages set forth in the Articles of Incorporation and Bylaws of Cybex, which provisions will not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, at the Effective Time, were directors, officers, employees or agents of Cybex, unless such modification is required by law.


                  (b) From and after the Effective Time, Newco and the Apex Surviving Corporation will fulfill and honor in all respects the obligations of Apex pursuant to any indemnification agreements between Apex and its directors and officers existing prior to the date hereof. The Articles of Incorporation and Bylaws of the Apex Surviving Corporation will contain the provisions with respect to indemnification and elimination of liability for monetary damages set forth in the Articles of Incorporation and Bylaws of Apex, which provisions will not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, at the Effective Time, were directors, officers, employees or agents of Apex, unless such modification is required by law.


                  (c) For a period of six years after the Effective Time, Newco will cause the Cybex Surviving Corporation to use its commercially reasonable best efforts (as defined in Section 8.3) to maintain in effect, if available, directors' and officers' liability insurance covering those persons who are currently covered by Cybex's directors' and officers' liability insurance policy on terms comparable to those applicable to the then current directors and officers of Newco; provided, however, that in no event will Newco or the Cybex Surviving Corporation be required to expend in excess of $400,000 in an annual premium for such coverage (or such coverage as is available for such annual premium). For a period of six years after the Effective Time, Newco will cause the Apex Surviving Corporation to use its commercially reasonable best efforts (as defined in Section 8.3) to maintain in effect, if available, directors' and officers' liability insurance covering those persons who are currently covered by Apex's directors' and officers' liability insurance policy on terms comparable to those applicable to the then current directors and officers of Newco; provided, however, that in no event will Newco or the Apex Surviving Corporation be required to expend in excess of $400,000 in an annual premium for such coverage (or such coverage as is available for such annual premium).

                  (d) This Section 5.12 will survive any termination of this Agreement and the consummation of the Merger at the Effective Time and will be binding on all successors and assigns of Newco, the Apex Surviving Corporation and the Cybex Surviving Corporation. In the event that Newco, the Apex Surviving Corporation or the Cybex Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or a substantial portion of its properties or assets to any person or entity, then, and in each such case, to the extent necessary to effectuate the purposes of this Section 5.13, proper provision shall be made so that the successors and the assigns of Newco, the Apex Surviving Corporation and the Cybex Surviving Corporation assume the obligations set forth in this Section 5.12.

         5.13 Tax-Free Reorganization. Newco, Apex and Cybex will each use its commercially reasonable efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368 of the Code. Newco, Apex and Cybex will each make available to the other party and their respective legal counsel copies of all returns requested by the other party.

         5.14 NASDAQ Listing. Newco agrees to authorize for listing on NASDAQ the shares of Newco Common Stock issuable, and those required to be reserved for issuance, in connection with the Merger, upon official notice of issuance.

         5.15 Cybex Affiliate Agreement. Set forth on the Cybex Schedules is a list of those persons who may be deemed to be, in Cybex's reasonable judgment, affiliates of Cybex within the meaning of Rule 145 promulgated under the Securities Act (a "CYBEX AFFILIATE"). Cybex will provide Apex with such information and documents as Apex reasonably requests for purposes of reviewing such list. Cybex will use its best efforts to deliver or cause to be delivered to Apex as promptly as practicable on or following the date hereof from each Cybex Affiliate an executed affiliate agreement in substantially the form attached hereto as Exhibit C (the "CYBEX AFFILIATE AGREEMENT"), each of which will be in full force and effect as of the Effective Time. Apex will be entitled to place appropriate legends on the certificates evidencing any Newco Common Stock to be received by a Cybex Affiliate pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Newco Common Stock, consistent with the terms of the Cybex Affiliate Agreement.

         5.16 Apex Affiliate Agreement. Set forth on the Apex Schedules is a list of those persons who may be deemed to be, in Apex's reasonable judgment, affiliates of Apex within the meaning of Rule 145 promulgated under the Securities Act (a "APEX AFFILIATE"). Apex will provide Cybex with such information and documents as Cybex reasonably requests for purposes of reviewing such list. Apex will use its best efforts to deliver or cause to be delivered to Cybex as promptly as practicable on or following the date hereof from each Apex Affiliate an executed affiliate agreement in substantially the form attached hereto as Exhibit D (the "APEX AFFILIATE AGREEMENT"), each of which will be in full force and effect as of the Effective Time. Cybex will be entitled to place appropriate legends on the certificates evidencing any Newco Common Stock to be received by a Apex Affiliate pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Newco Common Stock, consistent with the terms of the Apex Affiliate Agreement.

         5.17 Regulatory Filings; Reasonable Efforts. As soon as may be reasonably practicable, Cybex and Apex each shall file with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice ("DOJ") Notification and Report Forms relating to the transactions contemplated herein as required by the HSR Act, as well as comparable pre-merger notification forms required by the merger notification or control laws and regulations of any applicable jurisdiction, as agreed to by the parties. Cybex and Apex each shall promptly (a) supply the other with any information which may be required in order to effectuate such filings and (b) supply any additional information which reasonably may be required by the FTC, the DOJ or the competition or merger control authorities of any other jurisdiction and which the parties may reasonably deem appropriate.

         5.18 Termination of 401(k) Plans. Cybex and its Cybex Affiliates (as defined in Section 2.12(a)(i)) and Apex and its Apex Affiliates (as defined in Section 3.12(a)(i)), as applicable, shall, effective the day prior to the Closing, terminate those of their 401(k) plans that Apex and Cybex have agreed to terminate.

         5.19 Board of Directors of Newco After the Effective Time. The Board of Directors of Newco will take all actions within its power to cause the Board of Directors of Newco, effective upon the Effective Time, to consist of seven (7) members, (a) three (3) of whom shall have served on the Board of Directors of Apex, or shall have been an officer of Apex, immediately prior to the Effective Time (or, if fewer than three (3) of the current members of Apex's Board of Directors or officers of Apex are available or willing to serve as a director of Apex after the Effective Time, such replacement directors as may be nominated by the remaining members of Apex's Board of Directors in accordance with the Bylaws of Apex) (the "APEX NOMINEES"), (b) three (3) of whom shall have served on the Board of Directors of the Cybex immediately prior to the Effective Time (or, if fewer than three (3) of the current members of Cybex's Board of Directors are available or willing to serve as a director of Apex after the Effective Time, such replacement directors as may be nominated by the remaining directors of Cybex) (the "CYBEX NOMINEES") and (c) one (1) vacancy to be filled within six (6) months of the Effective Time by a prominent individual, who shall not have previously been an officer, director or employee of either Apex or Cybex, with extensive management experience in the computer and communications technology industry to be nominated by the Cybex Nominees and subject to the approval of the Apex Nominees, which approval will not be unreasonably withheld (the "SEVENTH NOMINEE"). Each of the three (3) classes of directors (Class I, Class II and Class III) defined in the Certificate of Incorporation of Newco shall consist of one (1) of the Apex Nominees and one (1) of the Cybex Nominees.

         5.20 Headquarters; Officers of Apex After the Effective Time. Apex and Cybex contemplate that the headquarters of the combined operations of Newco, Apex and Cybex following the Merger shall initially be located in Huntsville, Alabama. The Board of Directors of Newco will take all actions within its power to cause, effective upon the Effective Time, the following persons to named officers of Newco with the titles indicated below; provided, that such persons shall serve at the pleasure of the Board of Directors of Newco until successors are duly elected or appointed and qualified in accordance with applicable law:

                 NAME                                   TITLE
         --------------------           ---------------------------------------
         Stephen F. Thornton            Chairman of the Board, President and
                                        Chief Executive Officer
         --------------------           ---------------------------------------
         Doyle C. Weeks                 Executive Vice President, Group
                                        Operations and Business Development
         --------------------           ---------------------------------------
         R. Byron Driver                Senior Vice President, Operations and
                                        Chief Operating Officer
         --------------------           ---------------------------------------
         Barry L. Harmon                Senior Vice President, West Coast
                                        Operations
         --------------------           ---------------------------------------
         Gary R. Johnson                Senior Vice President, Sales and
                                        Marketing
         --------------------           ---------------------------------------
         Douglas E. Pritchett           Senior Vice President, Finance, Chief
                                        Financial Officer, Treasurer, and
                                        Assistant Secretary
         --------------------           ---------------------------------------
         Samuel F. Saracino             Senior Vice President, Legal and
                                        Corporate Affairs, General Counsel, and
                                        Secretary
         --------------------           ---------------------------------------
         Christopher Thomas             Senior Vice President, Engineering
         --------------------           ---------------------------------------
         C. David Perry                 Vice President, OEM Sales
         --------------------           ---------------------------------------
         Vic Odryna                     Senior Vice President, Corporate
                                        Strategic Marketing
         --------------------           ---------------------------------------

                                   ARTICLE VI
                            CONDITIONS TO THE MERGER

         6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

                  (a) Shareholder Approval. This Agreement shall have been approved and adopted, and the Cybex Merger and the Apex Merger shall have been duly approved, by the requisite vote under applicable law by the shareholders of Cybex and Apex, respectively.

                  (b) Registration Statement Effective; Proxy Statement. The SEC shall have declared the Registration Statement effective. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Proxy Statement shall have been initiated or threatened in writing by the SEC.

                  (c) No Order; HSR Act. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger. All waiting periods, if any, under the HSR Act relating to the transactions contemplated hereby will have expired or terminated early.

                  (d) Tax Opinions. Apex and Cybex shall each have received substantially identical written opinions from their counsel, Wilson Sonsini Goodrich & Rosati, Professional Corporation, and Sirote & Permutt, P.C., respectively, in form and substance reasonably satisfactory to them, to the effect that the Merger will constitute a reorganization within the meaning of
Section 368(a) of the Code, and such opinions shall not have been withdrawn; provided, however, that if the counsel to either Apex or Cybex does not render such opinion, this condition shall nonetheless be deemed to be satisfied with respect to such party if counsel to the other party renders such opinion to such party. The parties to this Agreement agree to make reasonable representations as requested by such counsel for the purpose of rendering such opinions.

                  (e) NASDAQ Listing. The shares of Newco Common Stock issuable to shareholders of Cybex and Apex pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on NASDAQ upon official notice of issuance.

         6.2 Additional Conditions to Obligations of Cybex. The obligation of Cybex to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Effective

Time of each of the following conditions, any of which may be waived, in writing, exclusively by Cybex:

                  (a) Representations and Warranties. The representations and warranties of Apex contained in this Agreement shall have been true and correct as of the date of this Agreement, except where the failure to be so true and correct would not, in the aggregate, have a Material Adverse Effect on Apex. In addition, the representations and warranties of Apex contained in this Agreement shall be true and correct on and as of the Effective Time except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if made on and as of the Effective Time, except in such cases (other than the representations in Sections 3.2 and 3.3) where the failure to be so true and correct would not, in the aggregate, have a Material Adverse Effect on Apex. Cybex shall have received a certificate with respect to the foregoing signed on behalf of Apex by the Chief Executive Officer and the Chief Financial Officer of Apex; and

                  (b) Agreements and Covenants. Apex and Apex Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and Cybex shall have received a certificate to such effect signed on behalf of Apex by the Chief Executive Officer and the Chief Financial Officer of Apex.

         6.3      Additional Conditions to the Obligations of Apex.
The obligations of Apex and Apex Sub to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by
Apex:

                  (a) Representations and Warranties. The representations and warranties of Cybex contained in this Agreement shall have been true and correct as of the date of this Agreement, except where the failure to be so true and correct would not, in the aggregate, have a Material Adverse Effect on Cybex. In addition, the representations and warranties of Cybex contained in this Agreement shall be true and correct on and as of the Effective Time except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if made on and as of the Effective Time, except in such cases (other than the representations in Sections 2.2 and 2.3)where the failure to be so true and correct would not, in the aggregate, have a Material Adverse Effect on Cybex. Apex shall have received a certificate with respect to the foregoing signed on behalf of Cybex by the President and the Chief Financial Officer of Cybex; and

                  (b) Agreements and Covenants. Cybex and Cybex Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and the Apex shall have received a certificate to such effect signed on behalf of Cybex by the President and the Chief Financial Officer of Cybex.

                                  ARTICLE VII
                        TERMINATION, AMENDMENT AND WAIVER

         7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time of the Merger, whether before or after approval of the Cybex Merger by the shareholders of Cybex or the Apex Merger by the shareholders of Apex:

                  (a) by mutual written consent duly authorized by the Boards of Directors of Apex and Cybex;

                  (b) by either Cybex or Apex if the Merger shall not have been consummated by September 30, 2000; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

                  (c) by either Cybex or Apex if a governmental entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree or ruling is final and nonappealable;

                  (d) by either Cybex or Apex if the required approvals of the shareholders of Cybex or the shareholders of Apex contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote upon a vote taken at a meeting of shareholders duly convened therefor or at any adjournment thereof; provided, however, that the right to terminate this Agreement under this Section 7.1(d) shall not be available to any party where the failure to obtain shareholder approval of such party shall have been caused by the action or failure to act of such party in breach of this Agreement;

                  (e) by Cybex, upon a breach of any representation, warranty, covenant or agreement on the part of Apex set forth in this Agreement, or if any representation or warranty of Apex shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in Apex's representations and warranties or breach by Apex is curable by Apex through the exercise of its commercially reasonable efforts, then Cybex may not terminate this Agreement under this Section 7.1(e) for thirty (30) days after delivery of written notice from Cybex to Apex of such breach, provided Apex continues to exercise commercially reasonable efforts to cure such breach (it being understood that Cybex may not terminate this Agreement pursuant to this paragraph (e) if such breach by Apex is cured during such thirty (30)-day period);

                  (f) by Apex, upon a breach of any representation, warranty, covenant or agreement on the part of Cybex set forth in this Agreement, or if any representation or warranty of Cybex shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) or
Section 6.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in Cybex's representations and warranties or breach by Cybex is curable by Cybex through the exercise of its commercially reasonable efforts, then Apex may not terminate this Agreement under this Section 7.1(f) for thirty
(30) days after delivery of written notice from Apex to Cybex of such breach, provided Cybex continues to exercise commercially reasonable efforts to cure such breach (it being understood that Apex may not terminate this Agreement pursuant to this paragraph (e) if such breach by Cybex is cured during such thirty (30)-day period);

                  (g) by Cybex if a Cybex Triggering Event (as defined below) shall have occurred; or

                  (h) by Apex if an Apex Triggering Event (as defined below) shall have occurred.

         For the purposes of this Agreement, a "CYBEX TRIGGERING EVENT" shall be deemed to have occurred if: (i) the Board of Directors of Apex or any committee thereof shall for any reason have withdrawn or shall have amended or modified in a manner adverse to Cybex its unanimous recommendation in favor of the adoption and approval of this Agreement or the approval of the Apex Merger; (ii) Apex shall have failed to include in the Proxy Statement the unanimous recommendation of the Board of Directors of Apex in favor of the adoption and approval of this Agreement and the approval of the Apex Merger; (iii) the Board of Directors of Apex fails to reaffirm its unanimous recommendation in favor of the adoption and approval of this Agreement and the approval of the Apex Merger within ten (10) business days after Cybex requests in writing that such recommendation be reaffirmed at any time following the announcement of an Apex Acquisition Proposal; (iv) the Board of Directors of Apex or any committee thereof shall have approved or recommended any Apex Acquisition Proposal; (v) Apex shall have entered into any letter of intent or similar document or any agreement, contract or commitment accepting any Apex Acquisition Proposal; (vi) a tender or exchange offer relating to securities of Apex shall have been commenced by a person unaffiliated with Cybex and Apex shall not have sent to its securityholders pursuant to Rule 14e-2 promulgated under the Securities Act, within ten (10) business days after such tender or exchange offer is first published sent or given, a statement disclosing that Apex recommends rejection of such tender or exchange offer; or (vii) Apex shall have breached the provisions of Section 5.4(b) of this Agreement.

         For the purposes of this Agreement, an "APEX TRIGGERING EVENT" shall be deemed to have occurred if: (i) the Board of Directors of Cybex or any committee thereof shall for any reason have withdrawn or shall have amended or modified in a manner adverse to Apex its unanimous recommendation in favor of the adoption and approval of the Agreement or the approval of the Cybex Merger; (ii) Cybex shall have failed to include in the Proxy Statement the unanimous recommendation of the Board of Directors of Cybex in favor of the adoption and approval of the

Agreement and the approval of the Cybex Merger; (iii) the Board of Directors of Cybex fails to reaffirm its unanimous recommendation in favor of the adoption and approval of the Agreement and the approval of the Cybex Merger within ten
(10) business days after Apex requests in writing that such recommendation be reaffirmed at any time following the announcement of a Cybex Acquisition Proposal; (iv) the Board of Directors of Cybex or any committee thereof shall have approved or recommended any Cybex Acquisition Proposal; (v) Cybex shall have entered into any letter of intent or similar document or any agreement, contract or commitment accepting any Cybex Acquisition Proposal; (vi) a tender or exchange offer relating to securities of Cybex shall have been commenced by a person unaffiliated with Apex and Cybex shall not have sent to its securityholders pursuant to Rule 14e-2 promulgated under the Securities Act, within ten (10) business days after such tender or exchange offer is first published sent or given, a statement disclosing that Cybex recommends rejection of such tender or exchange offer; or (vii) Cybex shall have breached the provisions of Section 5.4(a) of this Agreement.

         7.2 Notice of Termination; Effect of Termination. Any termination of this Agreement under Section 7.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect, except (i) as set forth in this Section 7.2, Section 7.3 and Article VIII (General Provisions), each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any willful breach of this Agreement.

         7.3      Fees and Expenses.

                  (a) General. Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that Apex and Cybex shall share equally all fees and expenses, other than attorneys' and accountants' fees and expenses, incurred (i) in relation to the printing and filing of the Proxy Statement (including any preliminary materials related thereto) and the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto or (ii) for the pre-merger notification and report forms under the HSR Act.

                  (b)      Cybex Payments.

                           (i)      Cybex shall pay to Apex in immediately
available funds, within two (2) business days after demand by Apex, an amount equal to $25,000,000 (the "CYBEX TERMINATION FEE") if this Agreement is terminated by Apex pursuant to Section 7.1(h).


                           (ii)     Cybex shall pay Apex in immediately
available funds, within two (2) business days after demand by Apex, an amount equal to the Cybex Termination Fee, if this Agreement is terminated by Apex or Cybex pursuant to Section 7.1(b) or Section 7.1(d) as a result of

Cybex's failure to obtain the required approvals of the shareholders of Cybex and either of the following shall occur:

                                    (1)      if following the date hereof and
prior to the termination of this Agreement, a third party has announced a Cybex Acquisition Proposal and within twelve (12) months following the termination of this Agreement a Cybex Acquisition (as defined below) is consummated; or

                                    (2)      if following the date hereof and
prior to the termination of this Agreement, a third party has announced a Cybex Acquisition Proposal and within twelve (12) months following the termination of this Agreement Cybex enters into an agreement or letter of intent providing for a Cybex Acquisition.

                           (iii)    Cybex acknowledges that the agreements
contained in this Section 7.3(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Apex would not enter into this Agreement; accordingly, if Cybex fails to pay in a timely manner the amounts due pursuant to this Section 7.3(b) and, in order to obtain such payment, Apex makes a claim that results in a judgment against Cybex for the amounts set forth in this Section 7.3(b), Cybex shall pay to Apex its reasonable costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 7.3(b) at the prime rate of The Chase Manhattan Bank in effect on the date such payment was required to be made. Payment of the fees described in this Section 7.3(b) shall not be in lieu of damages incurred in the event of breach of this Agreement. For the purposes of this Agreement, "CYBEX ACQUISITION" shall mean any of the following transactions (other than the transactions contemplated by this Agreement): (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Cybex pursuant to which the shareholders of Cybex immediately preceding such transaction hold less than 50% of the aggregate equity interests in the surviving or resulting entity of such transaction, (ii) a sale or other disposition by Cybex of assets representing in excess of 50% of the aggregate fair market value of Cybex's business immediately prior to such sale or (iii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by Cybex), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 50% of the voting power of the then outstanding shares of capital stock of Cybex.

                  (c)      Apex Payments.

                           (i)      Apex shall pay to Cybex in immediately
available funds, within two (2) business days after demand by Cybex, an amount equal to $25,000,000 (the "APEX TERMINATION FEE") if this Agreement is terminated by Cybex pursuant to Section 7.1(g).

                           (ii)     Apex shall pay Cybex in immediately
available funds, within two (2) business days after demand by Cybex, an amount equal to the Apex Termination Fee, if this Agreement is terminated by Cybex or Apex pursuant to Section 7.1(b) or Section 7.1(d) as a result of

Apex's failure to obtain the required approvals of the shareholders of Apex and either of the following shall occur:

                                    (1)      if following the date hereof and
prior to the termination of this Agreement, a third party has announced an Apex Acquisition Proposal and within twelve (12) months following the termination of this Agreement an Apex Acquisition (as defined below) is consummated; or


                                    (2)      if following the date hereof and
prior to the termination of this Agreement, a third party has announced an Apex Acquisition Proposal and within twelve (12) months following the termination of this Agreement Apex enters into an agreement or letter of intent providing for an Apex Acquisition.

                           (iii)    Apex acknowledges that the agreements
contained in this Section 7.3(c) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Cybex would not enter into this Agreement; accordingly, if Apex fails to pay in a timely manner the amounts due pursuant to this Section 7.3(c) and, in order to obtain such payment, Cybex makes a claim that results in a judgment against Apex for the amounts set forth in this Section 7.3(c), Apex shall pay to Cybex its reasonable costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 7.3(c) at the prime rate of The Chase Manhattan Bank in effect on the date such payment was required to be made. Payment of the fees described in this Section 7.3(c) shall not be in lieu of damages incurred in the event of breach of this Agreement. For the purposes of this Agreement, "APEX ACQUISITION" shall mean any of the following transactions (other than the transactions contemplated by this Agreement): (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Apex pursuant to which the shareholders of Apex immediately preceding such transaction hold less than 50% of the aggregate equity interests in the surviving or resulting entity of such transaction, (ii) a sale or other disposition by Apex of assets representing in excess of 50% of the aggregate fair market value of Apex's business immediately prior to such sale or (iii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by Apex), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 50% of the voting power of the then outstanding shares of capital stock of Apex.

         7.4 Amendment. Subject to applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of Apex and Cybex.

         7.5 Extension; Waiver. At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein.

Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

         8.1 Non-Survival of Representations and Warranties. The representations and warranties of Cybex and Apex contained in this Agreement shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time shall survive the Effective Time.

         8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via facsimile (receipt confirmed) to the parties at the following addresses or facsimile numbers (or at such other address or facsimile numbers for a party as shall be specified by like notice):

                  (a)      if to Apex or Apex Sub, to:

                           Apex Inc.
                           9911 Willows Road N.E.
                           Redmond, Washington  98052
                           Attention:  Mr. Kevin J. Hafer
                                       Mr. Barry L. Harmon
                                       Samuel F. Saracino, Esq.
                           Fax No.:    (425) 497-5597

                           with copies to:

                           Wilson Sonsini Goodrich & Rosati, Professional
                             Corporation
                           5300 Carillon Point
                           Kirkland, Washington 98033
                           Attention:  Patrick J. Schultheis, Esq.
                           Fax No.:    (425) 576-5899

                  (b)      if to Cybex or Cybex Sub, to:

                           Cybex Computer Products Corporation
                           4991 Corporate Drive
                           Huntsville, Alabama  35805
                           Attention:  Mr. Stephen Thornton
                                       Mr. Dusty Pritchett
                           Fax No.:    (256) 430-4032


                           with a copy to:

                           Sirote & Permutt, P.C.
                           2311 Highland Ave. South
                           Birmingham, Alabama 32505
                           Attention:  John H. Cooper, Esq.
                           Fax No.:    (205) 930-5101


                  (c) if to Newco, to each of the parties at the addresses or facsimile numbers specified in 8.2(a) and 8.2(b).

         8.3      Interpretation; Knowledge.

                  (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. The words "INCLUDE," "INCLUDES" and "INCLUDING" when used herein shall be deemed in each case to be followed by the words "WITHOUT LIMITATION." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "THE BUSINESS OF" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

                  (b) For purposes of this Agreement, the term "KNOWLEDGE" means, with respect to any matter in question, that the executive officers of Cybex or Apex, as the case may be, have actual knowledge of such matter.

                  (c) For purposes of this Agreement, the term "MATERIAL ADVERSE EFFECT" when used in connection with an entity means any change, event, violation, inaccuracy, circumstance or effect that is materially adverse to the business, assets (including intangible assets), capitalization, financial condition or results of operations of such entity and its subsidiaries taken as a whole; provided, however, that in no event shall (A) a decrease in such entity's stock price or the failure to meet or exceed Wall Street research analysts' or such entity's internal earnings or other estimates or projections in and of itself constitute a Material Adverse Effect or (B) any change, event, violation, inaccuracy, circumstance or effect that results from (x) the public announcement or pendency of the transactions contemplated hereby, (y) changes affecting the network device industry generally or (z) changes affecting the United States economy generally, constitute a Material Adverse Effect.

                  (d) For purposes of this Agreement, "COMMERCIALLY REASONABLE BEST EFFORTS" means the efforts that a prudent person or entity desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible; provided, however, that an obligation to use commercially reasonable best efforts under this Agreement does not require the person or entity subject to that obligation to take actions that would result in a Material Adverse Effect on such person or entity or that would materially reduce the benefits to such person or entity of the this Agreement and the Merger.

         8.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

         8.5 Entire Agreement. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Cybex Schedules and the Apex Schedules (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement; and (b) are not intended to confer upon any other person any rights or remedies hereunder, except as set forth herein.

         8.6 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

         8.7 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         8.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

         8.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

         8.10 Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         8.11 WAIVER OF JURY TRIAL. EACH OF APEX, CYBEX AND NEWCO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF APEX, CYBEX OR NEWCO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

         IN WITNESS WHEREOF, Apex, Cybex and Newco have caused this Agreement to be executed by their duly authorized respective officers, as of the date first written above.

                           APEX INC.

                           By: /s/ Kevin J. Hafer
                              ---------------------------------------------
                              Name:  Kevin J. Hafer
                              Title: President and Chief Executive Officer


                           CYBEX COMPUTER PRODUCTS
                           CORPORATION

                           By: /s/ Stephen F. Thornton
                              ---------------------------------------------
                              Name:  Stephen F. Thornton
                              Title: Chairman of the Board, President and
                              Chief Executive Officer


                           AEGEAN SEA INC.

                           By: /s/ Doyle C. Weeks
                              ---------------------------------------------
                              Name:  Doyle C. Weeks
                              Title: President




                        ****REORGANIZATION AGREEMENT****